Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

FITLIFE BRANDS, INC.

ISFL MERGER SUB, INC.

AND

ISATORI, INC.

DATED AS OF MAY 18, 2015

ARTICLE I. DEFINITIONS

2

SECTION 1.1

Certain Definitions

2

SECTION 1.2

Additional Definitions

7

SECTION 1.3

Interpretations

9

ARTICLE II. THE MERGER

10

SECTION 2.1

The Merger

10

SECTION 2.2

Closing

10

SECTION 2.3

Effective Time

10

SECTION 2.4

Effects of the Merger

10

SECTION 2.5

Certificate of Incorporation and By-laws of the Surviving Corporation

10

SECTION 2.6

Directors and Officers of the Surviving Corporation

11

ARTICLE III. CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

11

SECTION 3.1

Effect on Capital Stock

11

SECTION 3.2

Exchange of Shares

12

SECTION 3.3

Dissenting Company Shares

14

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

14

SECTION 4.1

Qualification, Organization, Subsidiaries, etc.

14

SECTION 4.2

Capital Stock

15

SECTION 4.3

Corporate Authority Relative to this Agreement; No Violation

16

SECTION 4.4

Reports and Financial Statements

17

SECTION 4.5

Internal Controls and Procedures

17

SECTION 4.6

No Undisclosed Liabilities

18

SECTION 4.7

Compliance with Law; Permits

18

SECTION 4.8

Environmental Laws and Regulations

18

SECTION 4.9

Employee Benefit Plans

19

i

SECTION 4.10

Absence of Certain Changes or Events

20

SECTION 4.11

Investigations; Litigation

20

SECTION 4.12

Information Supplied

20

SECTION 4.13

Tax Matters

21

SECTION 4.14

Employment and Labor Matters

22

SECTION 4.15

Intellectual Property

22

SECTION 4.16

Real and Personal Property

23

SECTION 4.17

Required Vote of the Company Stockholders

23

SECTION 4.18

Opinion of Financial Advisor

23

SECTION 4.19

Material Contracts

23

SECTION 4.20

Finders or Brokers

24

SECTION 4.21

Insurance

25

SECTION 4.22

Related Party Transactions

25

SECTION 4.23

Suppliers and Customers

25

SECTION 4.24

Lack of Ownership of Parent Common Stock

25

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

25

SECTION 5.1

Qualification, Organization, Subsidiaries, etc.

25

SECTION 5.2

Capital Stock

26

SECTION 5.3

Corporate Authority Relative to this Agreement; No Violation

27

SECTION 5.4

Reports and Financial Statements

28

SECTION 5.5

Internal Controls and Procedures

28

SECTION 5.6

No Undisclosed Liabilities

29

SECTION 5.7

Compliance with Law; Permits

29

SECTION 5.8

Environmental Laws and Regulations

29

SECTION 5.9

Employee Benefit Plans

30

SECTION 5.10

Absence of Certain Changes or Events

31

SECTION 5.11

Investigations; Litigation

31

SECTION 5.12

Information Supplied

31

SECTION 5.13

Tax Matters

32

SECTION 5.14

Employment and Labor Matters

33

SECTION 5.15

Intellectual Property

33

SECTION 5.16

Real and Personal Property

34

SECTION 5.17

Material Contracts

34

SECTION 5.18

Finders or Brokers

35

SECTION 5.19

Insurance

35

SECTION 5.20

Related Party Transactions

35

SECTION 5.21

Suppliers and Customers

35

SECTION 5.22

Lack of Ownership of Company Common Stock

36

ARTICLE VI. COVENANTS AND AGREEMENTS

36

SECTION 6.1

Conduct of Business by the Company

36

SECTION 6.2

Conduct of Business by Parent

38

SECTION 6.3

Investigation

41

SECTION 6.4

Non-Solicitation by the Company

41

SECTION 6.5

Non-Solicitation by Parent

44

SECTION 6.6

Filings; Other Actions

46

SECTION 6.7

Company Stock Options, Company RSUs and Company Warrants

47

SECTION 6.8

Approvals; Reasonable Best Efforts

47

SECTION 6.9

Takeover Law

48

SECTION 6.10

Public Announcements

48

SECTION 6.11

Indemnification and Insurance

48

SECTION 6.12

Control of Operations

49

SECTION 6.13

Section 16 Matters

49

SECTION 6.14

Reorganization Treatment

49

SECTION 6.15

Stock Exchange Listing

49

SECTION 6.16

Governance Matters

50

SECTION 6.17

Tax Matters

50

SECTION 6.18

Employment Agreement

50

SECTION 6.19

Employee Benefits

50

ARTICLE VII. CONDITIONS TO THE MERGER

51

SECTION 7.1

Conditions to Each Party’s Obligation to Effect the Merger

51

SECTION 7.2

Conditions to Obligation of the Company to Effect the Merger

51

SECTION 7.3

Conditions to Obligation of Parent to Effect the Merger

52

SECTION 7.4

Frustration of Closing Conditions

53

ARTICLE VIII. TERMINATION

53

SECTION 8.1

Termination or Abandonment

53

SECTION 8.2

Effect of Termination

55

SECTION 8.3

Termination Fee

55

ARTICLE IX. MISCELLANEOUS

57

SECTION 9.1

No Survival

57

SECTION 9.2

Expenses

57

SECTION 9.3

Counterparts; Effectiveness

57

SECTION 9.4

Governing Law

57

SECTION 9.5

Jurisdiction; Specific Enforcement

57

SECTION 9.6

WAIVER OF JURY TRIAL

58

SECTION 9.7

Notices

58

SECTION 9.8

Assignment; Binding Effect

59

SECTION 9.9

Severability

59

SECTION 9.10

Entire Agreement

59

SECTION 9.11

Amendments; Waivers

59

SECTION 9.12

Headings

60

SECTION 9.13

No Third Party Beneficiaries

60

SECTION 9.14

Construction

60

v

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER is entered into as of May 11, 2015 (this “Agreement”) by and among FitLife Brands, Inc., a Nevada corporation (“Parent”), ISFL Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) and iSatori, Inc., a Delaware corporation (the “Company”).

RECITALS

This Agreement is made with reference to the following facts and objectives:

(a)

The parties intend that Merger Sub be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

(b)

The parties intend that stockholders of the Company, after exchanging their shares of Company Common Stock for shares of Parent Common Stock at ratio of .3000, shall own approximately 32.4% of the issued and outstanding Parent Common Stock.

(c)

The Board of Directors of the Company, based on the documents and evidence reviewed as of the date hereof, has (i) determined that it is in the best interest of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) authorized and approved the execution, delivery and performance of this Agreement in accordance with its terms and the consummation of the transactions contemplated hereby, including the Merger and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company.

(d)

The Board of Directors of Parent, based on the documents and evidence reviewed as of the date hereof, has (i) determined that it is in the best interest of Parent and its stockholders, and declared it advisable, to enter into this Agreement, and (ii) authorized and approved the execution, delivery and performance of this Agreement in accordance with its terms and the consummation of the transactions contemplated hereby, including the Merger and the issuance of Parent Common Stock in connection with the Merger (the “Stock Issuance”).

(e)

The Board of Directors of Merger Sub has (i) determined that it is in the best interest of Merger Sub and Parent, as its sole stockholder, and declared it advisable, to enter into this Agreement, (ii) authorized and approved the execution, delivery and performance of this Agreement in accordance with its terms and the consummation of the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend the adoption of this Agreement by Parent, its sole stockholder.

(f)

As an inducement to Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company have concurrently entered into a voting and standstill agreement in the form set forth on Exhibit A (the “Voting Agreement”) pursuant to which each such stockholder has agreed, among other things, to (i) vote its shares of common stock of the Company in favor of the approval and adoption of this Agreement, and (ii) certain restrictions on the sale, transfer or other disposition of the shares of Parent Common Stock received as Merger Consideration in accordance with this Agreement.

(g)

For U.S. federal income tax purposes, is the parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the “Code”)) and that this Agreement will be, and hereby is, adopted as a plan of reorganization.

AGREEMENT

In consideration of the mutual covenants, terms, conditions and agreements contained herein, the Parent, Merger Sub and the Company agree as follows:

ARTICLE I.
DEFINITIONS

SECTION 1.1

Certain Definitions.  As used in this Agreement, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality and standstill provisions that are no less favorable in the aggregate to the Company (in the case of a confidentiality agreement contemplated by Section 6.4(a)) or Parent (in the case of a confidentiality agreement contemplated by Section 6.5(a)), as applicable, than those contained in the Confidentiality Agreement; provided, however, that such confidentiality agreement shall not prohibit compliance by the Company or Parent, as applicable, with any of the provisions of Section 6.4 or Section 6.5, respectively, as between the Company, on the one hand, and Parent and/or Merger Sub, on the other hand.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, Controls, or is Controlled by, or is under common Control with, such Person.

“Acquisition Proposal” means a Company Acquisition Proposal or a Parent Acquisition Proposal.

“Benefit Plans” means, with respect to any Person, any compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not “employee benefit plans” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), including bonus, cash- or equity-based incentive, deferred compensation, stock purchase, health, medical, dental, disability, accident, life insurance, or vacation, paid time off, perquisite, fringe benefit, severance, change of control, retention, employment, separation, retirement, pension, savings, or other benefit or compensation plans, programs, policies, agreements or arrangements.

“Business Day” means any day other than a Saturday, Sunday, a federal holiday or other day on which the banks in New York are authorized by law or executive order to be closed.

“Change of Recommendation” means a Company Change of Recommendation or a Parent Change of Recommendation.

“Company Acquisition Proposal” means, other than the Merger, any offer, inquiry, proposal or indication of interest, as the case may be, whether or not in writing, by any Third Party relating to a Company Acquisition Transaction.

“Company Acquisition Transaction” means (i) a transaction or series of transactions (including any sale, merger, consolidation, recapitalization, reorganization, dividend, distribution, joint venture, share exchange or other business combination or similar transaction) involving the direct or indirect issuance or acquisition of 20% or more of the outstanding shares of Company Common Stock or other equity securities of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Third Party, together with all Affiliates thereof, becoming the beneficial owner of 20% or more of the outstanding shares of Company Common Stock or other equity securities of the Company, (iii) the acquisition or purchase (including any asset sale, merger, consolidation, recapitalization, reorganization, joint venture or other business combination or similar transaction) by any Third Party, or any other disposition by the Company or any of its Subsidiaries, of assets (including equity securities of any Subsidiary of the Company) or businesses representing 20% or more of the consolidated assets (as determined on a fair market basis), net revenues or net income of the Company and its Subsidiaries, taken as a whole or (iv) any combination of the foregoing.

“Company Material Adverse Effect” means an event, change, effect, development, condition, state of facts or occurrence that, individually or in the aggregate, (x) is, or would reasonably be expected to be, materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (y) prevents or materially delays, or would reasonably be expected to prevent or materially delay, the Company and its Subsidiaries from consummating the Merger or any other transaction contemplated by this Agreement,  provided  that in the case of clause (x), any event, change, effect, development, condition, state of facts or occurrence to the extent resulting from or arising out of any of the following shall not be deemed to constitute, and shall not be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect: (A) any event, change, effect, development, condition, state of facts or occurrence in or generally affecting the economy or the financial or securities markets in the United States, (B) any event, change, effect, development, condition, state of facts or occurrence in or generally affecting the industry or industries in which the Company or its Subsidiaries operate generally, (C) any changes in GAAP or accounting standards applicable to the Company or its Subsidiaries, or interpretations thereof, (D) any natural disasters or other force majeure events that are beyond the reasonable control of the Company and its Subsidiaries, (E) the announcement of this Agreement or the transactions contemplated hereby or the compliance with the explicit terms of this Agreement, or (F) any changes in the share price or trading volume of Company Common Stock or in the Company’s credit rating or the rating of its or its Subsidiaries’ debt securities, or the failure of the Company to meet projections or forecasts (provided that any event, change, effect, development, condition, state of facts or occurrence underlying such changes or failures that does not otherwise fall within any of the exceptions described in any of clause (A) through (E) above may nonetheless be taken into account in determining whether there has been or would reasonably be expected to have, a Company Material Adverse Effect);  provided, further, that clause (E) shall not diminish the effect of, and shall be disregarded for purposes of, any representations and warranties set forth in Section 4.3(c).

“Company Permitted Lien” means a Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet delinquent, being contested in good faith or for which adequate accruals or reserves have been established, (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business consistent with past practice, (iii) securing Indebtedness or any other liability which is disclosed on the most recent consolidated balance sheet of the Company or notes thereto or Indebtedness permitted pursuant to Section 6.1(b) hereto, (iv) Liens attaching to subsequently acquired property pursuant to the terms of Indebtedness permitted by Section 6.1(b) hereto, (v) which is a license or other grant of rights to use Intellectual Property, (vi) that is a purchase money security interest, (vii) relating to lessors’ interests in leased property, (viii) which does not and would not reasonably be expected to materially impair the continued use of a Company Leased Real Property as currently operated, or (ix) which is set forth on Section 1.1(a) of the Company Disclosure Schedule.

“Company RSU” means any restricted shares with respect to Company Common Stock or Company Preferred Stock.

“Company Stock Option” means any rights or options with respect to Company Common Stock or Company Preferred Stock.

“Company Stock Plan” means (i) the Company’s 1997 Omnibus Stock Plan, (ii) the Company’s 2009 Long-Term Incentive Plan, (iii) the Company’s 2011 Equity Incentive Plan and (iv) the Company’s 2012 Performance Incentive Plan.

“Company Superior Offer” means a bona fide written Company Acquisition Proposal (provided that for purposes of this definition, the applicable percentages in clauses (i), (ii) and (iii) of the definition of Company Acquisition Transaction shall be 50% rather than 20%) made by any Third Party which did not result from, or arise in connection with, any breach of Section 6.4, which the Company’s Board of Directors determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, and taking into account the legal, financial, regulatory and other aspects of such Company Acquisition Proposal (including the availability of financing), the conditionality of and contingencies related to such proposal, the expected timing and risk of completion, the identity of the Person making such proposal and such other factors that are deemed relevant by the Company’s Board of Directors, is more favorable to the Company’s stockholders than the transactions contemplated by this Agreement (after taking into account any revised proposal by Parent to amend the terms of this Agreement which are committed to in writing (including pursuant to Section 6.4(e)).

“Company Termination Fee” means $200,000.00.

“Company Warrant” means any warrants with respect to Company Common Stock or Company Preferred Stock.

“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or (v) otherwise with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA), by reason of being or having been under common control or treated as a single employer under Section 414 of the Code with any other Person other than, in each case, such liabilities that arise solely out of, or relate solely to, the Benefit Plans, set forth on  Section 4.9(a)  of the Company Disclosure Schedule.

“Control” (including, with its correlative meanings) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Current Assets” means the aggregate value, as of the Closing Date, of the current assets of the Company (excluding cash and cash equivalents), as classified and determined in accordance with GAAP.

“Current Liabilities” means the aggregate amount, as of the Closing Date, of the current liabilities of the Company (excluding liabilities under any line of credit and excluding notes payable), as classified and determined in accordance with GAAP.

“Environment” means soil, land, surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basis, wetlands, estuaries and canals), groundwater, drinking water, sediments, ambient air, plant and animal life, and any other environmental medium or natural resource.

“Environmental Law” means any Law or any binding agreement issued or entered by or with any Governmental Entity or other Person relating to:  (i) the Environment, including pollution, contamination, cleanup, preservation, protection and reclamation of the Environment; (ii) any exposure to or release or threatened release of any Hazardous Materials, including investigation, assessment, testing, monitoring, containment, removal, remediation and cleanup of any such release or threatened release; (iii) the management of any Hazardous Materials, including the manufacture, handling, distribution, use, labeling, processing, disposal, storage, treatment, transport or recycling of any Hazardous Materials and Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials; or (iv) worker health or safety.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Fully Diluted Share Number” means 13,508,504.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Entity” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state or local government or other non-United States international, multinational or other government, including any department, commission, board, agency, instrumentality, political subdivision, bureau, official or other regulatory, administrative or judicial authority thereof and any self-regulatory organization.

“Hazardous Materials” means any material, substance, chemical, or waste (or combination thereof) that (i) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning, import or effect under any Environmental Law, including any Law relating to pollution, waste, or the Environment; or (ii) can form the basis of any liability under any Environmental Law, including any Law relating to pollution, waste, or the Environment.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money (including any prepayment penalties, make whole payments, penalties and other amounts payable in connection with the repayment or prepayment thereof), (b) all obligations of such Person evidenced by bonds, debentures, notes or other debt securities or warrants or other rights to acquire any debt securities of such Person, (c) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property and equipment, (d) all obligations of such Person pursuant to securitization or factoring programs or arrangements, or (e) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person.

“Intellectual Property” means all intellectual property and proprietary rights of any kind or nature, including all U.S. and non-U.S.: (i) trademarks, trade names, trade dress, service marks, service names, logos, assumed names, domain names and other similar designations of source or origin, and any registrations, applications, and renewals for the foregoing, together with the goodwill symbolized by any of the foregoing; (ii)  copyrights and other works of authorship, and all applications, registrations, and renewals in connection therewith; (iii)  patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions, and extensions thereof; (iv) trade secrets, and other confidential know-how, technologies, techniques, methods, processes, inventions, designs, specifications, plans, drawings, methodologies, research and development, or information (including confidential technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and procedures); (v) rights in software (including rights in data, databases, and related documentation); and (vi) rights in all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

“Knowledge” means (i) with respect to Parent, the actual knowledge of the executive officers of Parent and (ii) with respect to the Company, the actual knowledge of the executive officers of the Company, in each case, after making reasonable inquiry of such individual’s direct reports.

“Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, Order or agency requirement of any Governmental Entity or any common law.

“Lien” means any liens, claims, mortgages, encumbrances, pledges, deed of trust, security interests, equities or charges of any kind.

“Net Debt Variance Amount” means an amount equal to (a) Nine Hundred Thousand Dollars ($900,000), minus (b) the Net Debt Amount.

“Net Debt Amount” means (a) the aggregate amount, as of the Closing Date, of all debt and long-term liabilities of the Company (including liabilities under any line of credit and including notes payable), as determined and classified in accordance with GAAP, minus (b) the aggregate value, as of the Closing Date, of the cash and cash equivalents of the Company, as classified and determined in accordance with GAAP.

“Non-Cash Working Capital Variance” means an amount equal to (a) the Non-Cash Working Capital Amount, minus (b) Two Million Three Hundred Seventy Thousand Dollars ($2,370,000).

“Non-Cash Working Capital Amount” means an amount equal to (a) the Current Assets, minus (b) the Current Liabilities.

 “Order” means any: (a) order, judgment, injunction, edict, decree, ruling, determination, decision, condition, opinion, verdict, sentence, award or other legal restraint or prohibition issued, made, entered, rendered, imposed or otherwise put into effect by or under the authority of any Governmental Entity or any duly appointed or constituted arbitrator or arbitration panel; or (b) contract with any Governmental Entity entered into in connection with any investigation, action, claim, suit or proceeding.

“Parent Acquisition Proposal” means, other than the Merger, any offer, inquiry, proposal or indication of interest, as the case may be, whether or not in writing, by any Third Party relating to a Parent Acquisition Transaction.

“Parent Acquisition Transaction” means (i) a transaction or series of transactions (including any sale, merger, consolidation, recapitalization, reorganization, dividend, distribution, joint venture, share exchange or other business combination or similar transaction) involving the direct or indirect issuance or acquisition of 20% or more of the outstanding shares of Parent Common Stock or other equity securities of Parent, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Third Party, together with all Affiliates thereof, becoming the beneficial owner of 20% or more of the outstanding shares of

Parent Common Stock or other equity securities of Parent, (iii) the acquisition or purchase (including any asset sale, merger, consolidation, recapitalization, reorganization, joint venture or other business combination or similar transaction) by any Third Party, or any other disposition by Parent or any of its Subsidiaries, of assets (including equity securities of any Subsidiary of Parent) or businesses representing 20% or more of the consolidated assets (as determined on a fair market basis), net revenues or net income of Parent and its Subsidiaries, taken as a whole or (iv) any combination of the foregoing.

“Parent Common Stock” means the common stock of Parent, par value $0.01 per share.

“Parent Material Adverse Effect” means an event, change, effect, development, condition, state of facts or occurrence that, individually or in the aggregate, (x) is, or would reasonably be expected to be, materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries, taken as a whole, or (y) prevents or materially delays, or would reasonably be expected to prevent or materially delay, Parent and its Subsidiaries from consummating the Merger or any other transaction contemplated by this Agreement,  provided  that in the case of clause (x), any event, change, effect, development, condition, state of facts or occurrence to the extent resulting from or arising out of any of the following shall not be deemed to constitute, and shall not be taken into account in determining whether there has been or would reasonably be expected to be, a Parent Material Adverse Effect: (A) any event, change, effect, development, condition, state of facts or occurrence in or generally affecting the economy or the financial or securities markets in the United States, (B) any event, change, effect, development, condition, state of facts or occurrence in or generally affecting the industry or industries in which Parent or its Subsidiaries operate generally, (C) any changes in GAAP or accounting standards applicable to Parent or its Subsidiaries, or interpretations thereof, (D) any natural disasters or other force majeure events that are beyond the reasonable control of the Parent and its Subsidiaries, (E) the announcement of this Agreement or the transactions contemplated hereby or the compliance with the explicit terms of this Agreement, or (F) any changes in the share price or trading volume of Parent Common Stock or in Parent’s credit rating or the rating of its or its Subsidiaries’ debt securities, or the failure of Parent to meet projections or forecasts (provided that any event, change, effect, development, condition, state of facts or occurrence underlying such changes or failures that does not otherwise fall within any of the exceptions described in any of clause (A) through (E) above may nonetheless be taken into account in determining whether there has been or would reasonably be expected to have, a Parent Material Adverse Effect);  provided, further, that clause (E) shall not diminish the effect of, and shall be disregarded for purposes of, any representations and warranties set forth in  Section 5.3(c).

“Parent Permitted Lien” means a Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet delinquent, being contested in good faith or for which adequate accruals or reserves have been established, (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business consistent with past practice, (iii) securing Indebtedness or any other liability which is disclosed on the most recent consolidated balance sheet of Parent or notes thereto or Indebtedness permitted pursuant to Section 6.2(b) hereto, (iv) Liens attaching to subsequently acquired property pursuant to the terms of Indebtedness permitted by Section 6.2(b) hereto, (v) which is a license or other grant of rights to use Intellectual Property, (vi) that is a purchase money security interest, (vii) relating to lessors’ interests in leased property, (viii) permitted under the agreements set forth on Section 5.3(c) of the Parent Disclosure Schedule, (ix) which does not and would not reasonably be expected to materially impair the continued use of a Parent Leased Real Property as currently operated, (x) or which is set forth on  Section 1.1(a) of the Parent Disclosure Schedule.

“Parent RSU” means any restricted shares with respect to Parent Common Stock or Parent Preferred Stock.

“Parent Stock Option” means any rights or options with respect to Parent Common Stock or Parent Preferred Stock.

“Parent Stock Plan” means the Parent’s 2010 Stock Incentive Plan.

“Parent Superior Offer” means a bona fide written Parent Acquisition Proposal (provided that for purposes of this definition, the applicable percentages in clauses (i), (ii) and (iii) of the definition of Parent Acquisition Transaction shall be 50% rather than 20%) made by any Third Party which did not result from, or arise in connection with, any breach of Section 6.5, which Parent’s Board of Directors determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, and taking into account the legal, financial, regulatory and other aspects of such Parent Acquisition Proposal (including the availability of financing), the conditionality of and contingencies related to such proposal, the expected timing and risk of completion, the identity of the Person making such proposal and such other factors that are deemed relevant by Parent’s Board of Directors, is more favorable to Parent’s stockholders than the transactions contemplated by this Agreement, after taking into account any revised proposal by the Company to amend the terms of this Agreement which are committed to in writing (including pursuant to Section 6.5(e).

“Parent Termination Fee” means $200,000.00.

 “Parent Warrant” means any warrants with respect to Parent Common Stock or Parent Preferred Stock.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, a group (as such term is used in Section 13 of the Exchange Act) or an organization, including a Governmental Entity, and any permitted successors and assigns of such Person.

“Subsidiary” of any Person means (i) a corporation, more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person combined with one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person combined with one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person combined with one or more other Subsidiaries thereof, directly or indirectly, is the managing member and/or has the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person combined with one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Takeover Laws” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state antitakeover Laws.

“Taxes” means any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, occupation, property, transfer, sales, use, capital stock, severance, alternative minimum, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added or other taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations and charges of the same or a similar nature to any of the foregoing.

“Tax Return” means any return, report or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

“Third Party” means any Person or group of Persons, including as defined in Section 13(d) of the Exchange Act, other than Parent and its Subsidiaries (or any group comprised of Parent and/or its Subsidiaries) and the Company and its Subsidiaries (or any group comprised of Company and/or its Subsidiaries).

“Total Adjustment Amount” means (a) the Net Debt Variance Amount (whether positive or negative), plus (b) the Non-Cash Working Capital Variance (whether positive or negative).

“Virtual Data Room” shall mean that certain online data room entitled “Project FitLife” located at http://datasite.merrillcorp.com as it exists on the day immediately preceding the date of this Agreement.

SECTION 1.2

Additional Definitions.  The following capitalized terms have the meanings given to them in the Sections set forth below:

Term	Section Reference
Action	SECTION 6.11(c)
Agreement	INTRODUCTION
Cancelled Shares	SECTION 3.1(b)
Certificate of Merger	SECTION 2.3
Chapter 78	SECTION 5.3(b)
Charter Restrictions	SECTION 4.3(d)
Closing	SECTION 2.2
Closing Date	SECTION 2.2
Code	RECITAL (g)
Company	INTRODUCTION
Company Approvals	SECTION 4.3(b)
Company Benefit Plans	SECTION 4.9(a)
Company Change of Recommendation	SECTION 6.4(d)
Company Common Stock	SECTION 3.1(a)
Company Disclosure Schedule	ARTICLE IV
Company Employees	SECTION 4.14(a)
Company Fairness Opinion	SECTION 4.18
Company Financial Advisor	SECTION 4.18
Company Intellectual Property	SECTION 4.15(a)
Company Leased Real Property	SECTION 4.16(b)
Company Material Adverse Effect	SECTION 7.3(a)
Company Material Contracts	SECTION 4.19
Company Organizational Documents	SECTION 4.1(c)
Company Permits	SECTION 4.7(b)
Company Preferred Stock	SECTION 3.1(a)
Company Real Property Lease	SECTION 4.16(b)
Company Recommendation	SECTION 4.3(d)
Company Related Parties	SECTION 8.3(c)
Company SEC Documents	SECTION 4.4(a)
Company Stockholder Approval	SECTION 4.17
Company Stockholders’ Meeting	SECTION 6.6(c)
Company Warrants	SECTION 4.2(a)
Confidentiality Agreement	SECTION 6.3(b)
Converted Option	0
DGCL	SECTION 2.1
DGCL 203 Restrictions	SECTION 4.3(d)
Dissenting Company Shares	SECTION 3.3
Effective Time	SECTION 2.3
End Date	SECTION 8.1(a)
Enforceability Exceptions	SECTION 4.3(a)
Exchange Act	SECTION 4.3(b)
Exchange Agent	SECTION 3.2(a)
Exchange Fund	SECTION 3.2(a)
Exchange Ratio	SECTION 3.1(a)
Form S-4	SECTION 4.12
Indemnified Party	SECTION 6.11(c)
Merger	RECITAL (a)
Merger Consideration	SECTION 3.1(a)
Merger Sub	INTRODUCTION
Other Proxy Materials	SECTION 6.6(a)
Parent	INTRODUCTION
Parent Approvals	SECTION 5.3(b)
Parent Benefit Plans	SECTION 5.9(a)
Parent Change of Recommendation	SECTION 6.5(d)
Parent Disclosure Schedule	ARTICLE V
Parent Employees	SECTION 5.14(a)
Parent Intellectual Property	SECTION 5.15(a)
Parent Leased Real Property	SECTION 5.16(b)
Parent Material Adverse Effect	SECTION 7.2(a)
Parent Material Contracts	SECTION 5.17
Parent Organizational Documents	SECTION 5.1(c)
Parent Permits	SECTION 5.7(b)
Parent Preferred Stock	SECTION 5.2(a)
Parent Real Property Leases	SECTION 5.16(b)
Parent Recommendation	SECTION 5.3(a)
Parent Related Parties	SECTION 8.3(d)
Parent SEC Documents	SECTION 5.4(a)
Parent Warrants	SECTION 5.2(a)
Proxy Statement	SECTION 4.12
Representatives	SECTION 6.3(a)
Sarbanes-Oxley Act	SECTION 4.5
SEC	SECTION 4.4(a)
Securities Act	SECTION 4.3(b)
Shares	SECTION 3.2(A)
Stock Issuance	RECITAL (c)
Surviving Corporation	SECTION 2.1
Termination Date	SECTION 6.1(a)
Voting Agreement	RECITAL (e)
WARN Act	SECTION 4.14(b)

SECTION 1.3

Interpretations. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.  References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder.

ARTICLE II.
THE MERGER

SECTION 2.1

The Merger.

(a)

At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue its corporate existence under Delaware law as the surviving corporation in the Merger (the “Surviving Corporation”) and a direct wholly-owned subsidiary of Parent.

(b)

The Merger shall have the effects set forth in the DGCL and other applicable Laws.  Accordingly, without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall have all the properties, rights, privileges, powers, interests and franchises and shall be subject to all restrictions, disabilities, debts, duties and liabilities of the Company and Merger Sub.  The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or Merger Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

SECTION 2.2

Closing.  Unless this Agreement shall have been terminated and the transactions contemplated herein abandoned pursuant to Section 8.1, the closing of the Merger (the “Closing”) shall take place at the offices of McGrath North Mullin & Kratz, PC LLO, First National Tower, 1601 Dodge Street, Suite 3700, Omaha, Nebraska 68102 at 10:00 a.m., local time, on the date (the “Closing Date”) that is the third Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VII  (other than those conditions that by their nature are to be satisfied by action taken at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Company and Parent may agree in writing.

SECTION 2.3

Effective Time.  Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Company and Merger Sub shall file the certificate of merger (the “Certificate of Merger”), executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL with the Secretary of State of the State of Delaware.  The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as is agreed between the parties and specified in the Certificate of Merger in accordance with the relevant provisions of the DGCL (such date and time is hereinafter referred to as the “Effective Time”). The filing of the Certificate of Merger shall be made as soon as practicable on the Closing Date.

SECTION 2.4

Effects of the Merger.  The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL.

SECTION 2.5

Certificate of Incorporation and By-laws of the Surviving Corporation.

(a)

At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended in the Merger to read in its entirety as the certificate of incorporation of Merger Sub in effect immediately prior to the Merger as set forth on Exhibit B (except that the name of the corporation shall be “iSatori, Inc.” and with such modifications as may be required by Section 6.11), and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and hereof and applicable Law.

(b)

At the Effective Time, the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be amended in the Merger to read in their entirety in the form of the by-laws of Merger Sub as in effect immediately prior to the Merger as set forth on Exhibit C (except that the name of the corporation shall be “iSatori, Inc.” and with such modifications as may be required by Section 6.11), and as so amended shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and hereof and applicable Law.

SECTION 2.6

Directors and Officers of the Surviving Corporation.  Subject to applicable Law, from and after the Effective Time (a) Stephen Adele and John Wilson shall be the directors of the Surviving Corporation, (b) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, and (c) each such director and officer of the Surviving Corporation shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

ARTICLE III.
CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

SECTION 3.1

Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any further action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

(a)

Conversion of Company Stock.  Subject to Sections 3.1(b) and 3.1(d), (i) each share of common stock of the Company, par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time, excluding any Cancelled Shares, shall at the Effective Time automatically be converted into the right to receive, .3000 (the “Exchange Ratio”) fully paid and nonassessable shares of Parent Common Stock (the “Merger Consideration”); and (ii) each share of preferred stock of the Company, par value $0.01 per share (“Company Preferred Stock”), issued and outstanding immediately prior to the Effective Time, excluding any Cancelled Shares, shall at the Effective Time, automatically be converted into the right to receive, for each share of Company Common Stock into which such share of Company Preferred Stock is convertible as of the Effective Time, the Merger Consideration.

(b)

Cancellation of Shares.  Each share of Company Common Stock or Company Preferred Stock that is owned directly or indirectly by the Company or any of its Subsidiaries (including, without limitation, any treasury stock) immediately prior to the Effective Time (collectively, the “Cancelled Shares”) shall, by virtue of the Merger and without any further action on the part of any Person, be cancelled and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation.

(c)

Conversion of Merger Sub Common Stock.  Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.  From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(d)

Fractional Shares. No fractional shares of Parent Common Stock shall be issued in the Merger, but in lieu thereof each former holder of Shares otherwise entitled to a fractional share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 3.1(d), a cash payment (without interest) in an amount determined by multiplying (x) the fraction of a share of Parent Common Stock which such holder would otherwise be entitled to receive (taking into account all shares of Company Common Stock held at the Effective Time by such holder and rounded to five decimal places) pursuant to this Agreement, by (ii) the closing price of Parent Common Stock on the trading day immediately preceding the Closing Date. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Shares in lieu of any fractional shares of Parent Common Stock, the Exchange Agent shall make available such amounts to such holders of shares of Parent Common Stock without interest, subject to and in accordance with Section 3.2.  The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares of Parent Common Stock was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Parent that would otherwise be caused by the issuance of fractional shares of Parent Common Stock.

(e)

Adjustments to the Exchange Ratio.

(i)

No later than five (5) Business Days prior to the Closing Date, the Company shall prepare and deliver to Parent a good-faith estimate of (1) the Net Debt Amount, (2) the Non-Cash Working Capital Amount and (3) the Total Adjustment Amount.  The Company’s estimates of the Net Debt Amount, the Non-Cash Working Capital Amount and the Total Adjustment Amount shall each be subject to approval by the Parent.  The Company shall provide Parent and Parent’s Representatives with supporting schedules and information for the good-faith estimates delivered pursuant to this Section, along with immediate access to such books, records, information and employees and other personnel as Parent and Parent’s Representatives may reasonably request in order to verify the information set forth in the good-faith estimates delivered pursuant to this Section and to agree upon the calculation of Total Adjustment Amount.  Parent and the Company shall use commercially reasonable efforts to resolve any differences or disagreements regarding the good-faith estimates delivered pursuant to this Section prior to the Closing Date, and the amounts finally agreed upon by Parent and the Company shall be final and binding upon the parties hereto and shall not be subject to appeal or further review.

(ii)

If the Total Adjustment Amount is greater than $75,000, then the Exchange Ratio shall be increased by an amount (rounded to the nearest four (4) decimal places) determined by (1) dividing (A) the Total Adjustment Amount by (B) $1.66, and then (2) dividing (X) the resulting amount from part (1) above by (Y) the Fully Diluted Share Number.

(iii)

If the Total Adjustment Amount is less than negative $75,000, then the Exchange Ratio shall be decreased by an amount (rounded to the nearest four (4) decimal places) determined by (1) dividing (A) the Total Adjustment Amount by (B) $1.66, and then (2) dividing (X) the resulting amount from part (1) above by (Y) the Fully Diluted Share Number.

(iv)

If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company or Parent (or any other securities convertible therefor or exchangeable thereto) shall occur as a result of any reclassification, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Exchange Ratio, the Merger Consideration and any other similarly dependent items shall be equitably adjusted to provide to Parent, Merger Sub and the holders of Shares the same economic effect as contemplated by this Agreement prior to such action.

(v)

All references in this Agreement to the “Exchange Ratio” shall be references to the Exchange Ratio as so adjusted pursuant to this Section 3.1(e); provided, however, that nothing in this Section 3.1(e) shall be deemed to permit or authorize any party hereto to effect any such change that it is not otherwise authorized or permitted to undertake pursuant to this Agreement.

SECTION 3.2

Exchange of Shares.

(a)

Exchange Agent.  Prior to the Effective Time, Parent shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging the shares of Company Common Stock and the shares of Company Preferred Stock (collectively, the “Shares”) for the Merger Consideration.  Prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of the Shares, shares of Parent Common Stock in book-entry form issuable pursuant to Section 3.1(a).  Following the Effective Time, Parent agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 3.2(c) and any payments in lieu of any fractional shares of Parent Common Stock pursuant to Section 3.1(d).  All shares of Parent Common Stock and cash deposited with the Exchange Agent shall be referred to as the “Exchange Fund”.  The parties hereto acknowledge and agree that the Parent may, in the Parent’s sole discretion and without the consent of the Company, designate itself, or an Affiliate of the Parent, to serve as the Exchange Agent.

(b)

Exchange Procedures.  As soon as reasonably practicable after the Effective Time and in any event not later than the fifth Business Day following the Effective Time, Parent shall cause the Exchange Agent to transmit (or mail in the case of certificated Shares) to each former holder of Shares, which at the Effective Time were converted into the right to receive the Merger Consideration pursuant to Section 3.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and that risk of loss and title to the Shares shall pass, only upon delivery of the Shares to the Exchange Agent and which shall be in form and substance reasonably satisfactory to Parent and the Company) and (ii) instructions for use in effecting the surrender of the Shares in exchange for whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 3.1(d) and any dividends or other distributions payable pursuant to Section 3.2(c).  Upon surrender of Shares for cancellation and exchange to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Shares shall be entitled to receive in exchange therefor that number of whole shares of Parent Common Stock (after taking into account all Shares surrendered by such holder) to which such holder is entitled pursuant to Section 3.1 (which shall be in uncertificated book entry form unless a physical certificate is requested), payment by check in lieu of fractional shares of Parent Common Stock which such holder is entitled to receive pursuant to Section 3.1(d) and any dividends or distributions payable pursuant to Section 3.2(c), and the Shares so surrendered shall forthwith be cancelled.  If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Share is registered, it shall be a condition to the registration thereof that the surrendered Share be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration pay any transfer or other similar Taxes required as a result of such registration in the name of a Person other than the registered holder of such Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.  Until surrendered as contemplated by this Section 3.2(b), each Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration (and any amounts to be paid pursuant to Section 3.1(d) or Section 3.2(c)) upon such surrender.  No interest shall be paid or shall accrue on any amount payable pursuant to Section 3.1(d) or Section 3.2(c).

(c)

Distributions with Respect to Unexchanged Shares.  No dividends or other distributions with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Share with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 3.1(d), until such Share has been surrendered in accordance with this Article III.  Subject to applicable Law, following surrender of any such Share, there shall be paid to the record holder thereof, without interest, (i) promptly after such surrender, the number of whole shares of Parent Common Stock issuable in exchange therefor pursuant to this Article III, together with any cash payable in lieu of any fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.1(d) and the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date (if any), the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

(d)

No Further Ownership Rights in Company Common Stock; Closing of Transfer Books.  All shares of Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the terms of this Article III and any cash paid pursuant to Section 3.1(d) or Section 3.2(c) shall be deemed to have been issued (or paid) in full satisfaction of all rights pertaining to the Shares.  After the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Shares are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article III.

(e)

Termination of Exchange Fund.  Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares for one year after the Effective Time shall be delivered to Parent upon demand, and any former holders of Shares who have not theretofore complied with this Article III shall thereafter look only to Parent for payment of their claim for the Merger Consideration, any cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 3.1(d) and any dividends or distributions pursuant to Section 3.2(c).

(f)

No Liability.  Notwithstanding anything in this Agreement to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g)

Withholding Taxes.  The Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any former holder of Shares, such amounts as are required to be withheld or deducted under the Code or any provision of any Law with respect to the making of such payment.  To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, in respect of which such deduction and withholding were made.

(h)

Lost, Stolen or Destroyed Certificates. In the event any certificate formerly representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if requested by Parent or the Surviving Corporation, the delivery by such Person of a bond (in such amount as Parent or the Surviving Corporation may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation on account of the alleged loss, theft or destruction of such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article III.

SECTION 3.3

Dissenting Company Shares.  Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL, but only to the extent required thereby, shares of Company Common Stock or Company Preferred Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) shall not be exchangeable for the right to receive the Merger Consideration, and holders of such shares shall be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of such Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under such Section 262 of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Company Shares will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. Upon the Company’s receipt of any notice of election to dissent in accordance with the provisions of such Section 262, the Company shall promptly provide Parent with a copy of such notice of election to dissent and provide Parent the opportunity to direct and control all negotiations and proceedings with respect to demands for appraisal under the DGCL so long as Parent does not create obligations for the Company effective prior to the Effective Time. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such election to dissent or offer to settle or settle any such election to dissent

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in (1) any Company SEC Documents filed with or furnished to the SEC at least five (5) Business Days prior to the date hereof (excluding any disclosures set forth in any “risk factor” or “forward looking statements” section) where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure (provided, that this clause (1) shall not apply to any representations or warranties set forth in Section 4.2), or (2) the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Schedule”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent from a reading of such disclosure), the Company represents and warrants to Parent and Merger Sub as follows:

SECTION 4.1

Qualification, Organization, Subsidiaries, etc.

(a)

The Company is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets, to carry on its business as presently conducted and to perform its material obligations under all Company Material Contracts to which it is a party or under which it is bound.  The Company is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets, to carry on its business as presently conducted and to perform its material obligations under all Company Material Contracts to which it is a party or under which it is bound, and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)

The Company has publicly filed with the SEC or made available to Parent on the Virtual Data Room a true and complete copy of the Company’s certificate of incorporation and by-laws, each as amended through the date hereof (collectively, the “Company Organizational Documents”).

SECTION 4.2

Capital Stock.

(a)

The authorized capital stock of the Company consists of 56,250,000 shares of Company Common Stock and 750,000 shares of Company Preferred Stock.  As of May 1, 2015, (i) 13,373,791 shares of Company Common Stock were issued and outstanding, (ii) 22,500 shares of Company Preferred Stock were issued and outstanding, (iii) no shares of Company Common Stock were held in treasury, (iv) no shares of Company Preferred Stock were held in treasury, (v) 812,505 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans, the Company Stock Options or the Company RSUs, and (vi) 350,000 shares of Company Common Stock were reserved for issuance pursuant to Company Warrants.  Section 4.2(a) of the Company Disclosure Schedule sets forth: (x) each Company Stock Option outstanding as of April 30, 2015, including the number of shares of Company Common Stock or Company Preferred Stock subject to such Company Stock Option, and the exercise price for any Company Stock Option; (y) each Company RSU outstanding as of April 30, 2015, including the number of shares of Company Common Stock or Company Preferred Stock subject to such Company RSU, and the exercise price for any Company RSU; and (z) each Company Warrant, including the number of shares of Company Common Stock subject to such Company Warrant and the exercise price with respect thereto. All outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights and all shares of Company Common Stock reserved for issuance as noted in clause (v) and clause (vi), when issued in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights.

(b)

Except for the Company Stock Options, the Company RSUs and the Company Warrants there are no outstanding subscriptions, options, “phantom” stock rights, stock appreciation rights, restricted shares, stock-based performance units or other equity based awards, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests, or (D) give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of equity securities of the Company or any of its Subsidiaries.  All of the warrants previously issued by the Company to Breakwater Structured Growth Opportunity Fund, L.P. (or any Affiliates, successors or assigns thereof) have been fully exercised, and, except for ownership of the shares of common stock issued upon exercise thereof, neither Breakwater Structured Growth Opportunity Fund, L.P. nor any Affiliates, successors or assigns thereof have any remaining rights under or with respect to such warrants.  None of the Company Common Stock, Company Preferred Stock, Company Stock Options, Company RSUs, Company Warrants or any other rights or interests in or with respect to the Company or any of its Subsidiaries require derivative liability accounting treatment.

(c)

Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(d)

There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of the Company or any of its Subsidiaries.

(e)

The Company has made available to Parent on the Virtual Data Room an accurate and complete copy of the Company Stock Plans and any and all documents, contracts or agreements relating to the Company Stock Options, Company RSUs and Company Warrants. There have been no repricings of any Company Stock Options, Company RSUs or Company Warrants through amendments, cancellation and reissuance or other means during the current or prior two calendar years.  Except as described on Section 4.2(e) of the Company Disclosure Schedule, none of the Company Stock Options, Company RSUs or Company Warrants have been granted in contemplation of the Merger or the transactions contemplated in this Agreement and no Company Stock Options, Company RSUs or Company Warrants have been granted since January 1, 2015.  All grants of Company Stock Options, Company RSUs and Company Warrants were validly made and properly approved by the Board of Directors of the Company (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Law and recorded on the consolidated financial statements of the Company in accordance with GAAP, and, where applicable, no such grants involved any “back dating,” “forward dating” or similar practices with respect to grants of Company Stock Options, Company RSUs or Company Warrants.

(f)

All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) are duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights and (ii) are owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent the operation by the Surviving Corporation of such Subsidiary’s business as presently conducted.  No Subsidiary of the Company owns, directly or indirectly, any Company Common Stock or Company Preferred Stock.

SECTION 4.3

Corporate Authority Relative to this Agreement; No Violation.

(a)

The Company has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and, except for the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (clauses (i) and (ii), the “Enforceability Exceptions”).

(b)

Except as may be required under or in relation to (i) the DGCL, (ii) the Securities Exchange Act of 1934 (the “Exchange Act”), (iii) the Securities Act of 1933 (the “Securities Act”), and (iv) the approvals set forth in  Section 4.3(b)  of the Company Disclosure Schedule (the approvals or other actions contemplated by clauses (i) through (iv), collectively, the “Company Approvals”), and, subject to the accuracy of the representations and warranties of Parent and Merger Sub in  Section 5.3(b), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings that are not required to be obtained or made prior to consummation of such transactions or that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)

The execution and delivery by the Company of this Agreement do not, and, except as described in Section 4.3(b), the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any contract, agreement, loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any Lien, other than any Company Permitted Liens upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document, in each case as amended or restated, of the Company or any of its Subsidiaries, or (iii) conflict with or violate any applicable Law, other than, in the case of  clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)

The Board of Directors of the Company has, at a meeting duly called and held, duly adopted resolutions (i) determining that it is in the best interest of the Company and its stockholders, and declaring it advisable, to enter into this Agreement, (ii) authorizing and approving the execution, delivery and performance of this Agreement in accordance with its terms and the consummation of the transactions contemplated hereby, including the Merger, (iii) directing that the adoption of this Agreement be submitted to a vote at a meeting of the Company’s stockholders, and (iv) recommending that the Company’s stockholders adopt this Agreement (the “Company Recommendation”), and (v) rendering the restrictions, if any, in the Company’s certificate of incorporation (the “Charter Restrictions”) inapplicable to the transactions contemplated by this Agreement (including the Merger), and (vi) rendering the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL (the “DGCL 203 Restrictions”) inapplicable to this Agreement and the transactions contemplated hereby (including the Merger), which resolutions, as of immediately prior to the execution of this Agreement, have not been rescinded, modified or withdrawn.

SECTION 4.4

Reports and Financial Statements.

(a)

The Company and each of its Subsidiaries has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the Securities and Exchange Commission (the “SEC”) since January 1, 2012 (the “Company SEC Documents”).  As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and none of the Company SEC Documents contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b)

The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto), and (iii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).  The books and records of the Company and its Subsidiaries have been and are being maintained in all material respects in accordance with GAAP.  Neither the Company nor any of its Subsidiaries has or is subject to any “off-balance sheet arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act), where the result, purpose or intended effect of such arrangement is to avoid disclosure of any transaction involving, or liabilities of, the Company or any of its Subsidiary’s in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.

SECTION 4.5

Internal Controls and Procedures.  The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 and

Rule 15d-15 under the Exchange Act.  The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2014, and such assessment concluded that such controls were effective.  No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Document, except as disclosed in certifications filed with the Company SEC Documents.  Neither the Company nor any of its executive officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.  Since the enactment of the Sarbanes Oxley Act, neither the Company nor any of its Subsidiaries has made or permitted to remain outstanding any prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries.

SECTION 4.6

No Undisclosed Liabilities.  Except (a) as reflected or reserved against in the Company’s consolidated balance sheets (or the notes thereto) included in the Company SEC Documents, (b) as permitted or contemplated by this Agreement, (c) for liabilities and obligations incurred since December 31, 2014 in the ordinary course of business consistent with past practice and (d) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business, as of the date hereof, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (or in the notes thereto), other than those which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 4.7

Compliance with Law; Permits.

(a)

The Company and each of its Subsidiaries are, and since January 1, 2012 have been, in compliance with and are not in default under or in violation of any applicable Law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  Since January 1, 2012, neither the Company nor any of its Subsidiaries has received any written notice or, to the Company’s Knowledge, other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and Orders of any Governmental Entity, and all rights under any Company Material Contract with any Governmental Entity, necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  All Company Permits are valid and in full force and effect, and no suspension or cancellation of any such Company Permits is pending or, to the Company’s Knowledge, threatened, except where the failure to be in full force and effect or for such suspensions or cancellations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  The Company and each of its Subsidiaries are in compliance in all respects with the terms and requirements of such Company Permits, except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 4.8

Environmental Laws and Regulations.  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) no notice, notification, demand, request for information, citation, summons, complaint or Order has been received, no penalty has been assessed, and, to the Knowledge of the Company, no investigation, action, claim, suit or proceeding is pending or is threatened by any Governmental Entity or other Person relating to the Company or any Subsidiary of the Company or, to the Knowledge of Company and its Subsidiaries, against any Person whose liability the

Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, and relating to or arising out of any Environmental Law, (ii) the Company and its Subsidiaries are, and except for matters that have been fully resolved with the applicable Governmental Entity, since January 1, 2013 have been in compliance with all Environmental Laws (which compliance includes, but is not limited to, possession of all permits, franchises, grants, authorizations, licenses, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders required under Environmental Laws for the conduct of their business or the occupation of their properties and compliance with the terms and conditions thereof), (iii) the Company is not conducting or paying for any response or corrective action under any Environmental Law at any location, (iv)  there has been no release, treatment, storage, disposal, arrangement for or permission to dispose of, transportation, handling, manufacturing, or distribution of, or exposure of any Person to, any Hazardous Materials at any real property currently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company or any Subsidiary of the Company or, to the Knowledge of the Company, at any offsite disposal location used by the Company or any Subsidiary of the Company to dispose of any Hazardous Materials, in each case in a manner that would give rise to a current or future material liability of the Company or any Subsidiary of the Company or, to the Knowledge of Company and its Subsidiaries, by any Person whose liability the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, under any Environmental Law, (v) the Company has not entered into an indemnity with respect to or, to the Knowledge of the Company, otherwise assumed or become subject to, any liability of any other Person relating to Environmental Laws or Hazardous Materials, (vi) the Company is not subject to any claims regarding exposure to asbestos or silica in any product or to the presence or alleged presence of silica or damaged or friable asbestos in or upon any property, premises or facility and all asbestos and asbestos-containing materials present at the Company Leased Real Property are managed in compliance with all applicable Environmental Laws, and (vii) the Company is not party to any Order that imposes any obligations under any Environmental Law.

SECTION 4.9

Employee Benefit Plans.

(a)

Section 4.9(a) of the Company Disclosure Schedule lists all Benefit Plans sponsored, maintained or contributed by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries has any obligation or liability, including any Controlled Group Liability (the “Company Benefit Plans”).  The Company has made available to Parent on the Virtual Data Room correct and complete copies of each Company Benefit Plan, and to the extent applicable: (i) the most recent determination or opinion letter received from the Internal Revenue Service, (ii) the most recent Forms 5500 and all schedules thereto, (iii) the most recent summary plan description, and (iv) each trust agreement and insurance or group annuity contract relating to such Company Benefit Plan.

(b)

Each Company Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, except for such non-compliance which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a current favorable determination letter from the Internal Revenue Service.  Neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides, or has any obligation to provide, post-termination health or life insurance benefits to any Person other than as mandated by Section 4980B of the Code and for which the beneficiary pays the entire premium cost.  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability.

(c)

Neither the Company nor any of its Subsidiaries has any liability under Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA).  None of the Company Benefit Plans is, and neither the Company nor any Subsidiary has any liability or obligation under or with respect to, a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), a “multiple employer plan” (as defined in Section 413(c) of the Code) or a “multiemployer plan” (as defined in Section 3(37) of ERISA).

(d)

The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) result in any other payment becoming due or satisfy any prerequisite to any payment or benefit to any current or former employee, director or consultant of the Company, (iii) accelerate the time of funding, payment or vesting, or increase the amount of compensation due any such employee, director or consultant or (iv) increase any benefits or compensation or give rise to any liability under any Company Benefit Plan.

(e)

Each Company Benefit Plan has been operated in good faith compliance in all material respects with Section 409A of the Code and has since January 1, 2013 been operated in compliance in all material respects with Section 409A of the Code.  No director, officer, employee or service provider of the Company or its Affiliates is entitled to a gross-up, make-whole or indemnification payment with respect to taxes imposed under Section 409A or Section 4999 of the Code.

(f)

There are no material claims, proceedings, audits, investigations, suits or actions by or on behalf of any Company Benefit Plan, by any employee or beneficiary covered under any Company Benefit Plan or otherwise involving any Company Benefit Plan (other than routine claims for benefits) which are pending or, to the Company’s Knowledge, threatened.  Neither the Company nor any of its Subsidiaries (nor, to the Company’s Knowledge, any other Person) has engaged in a “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or a breach of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan.

(g)

No amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated by this Agreement or otherwise, by any employee, director or consultant of the Company or its Subsidiaries (whether current, former or retired) under any Company Benefit Plan or otherwise would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.

(h)

Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would reasonably be expected to result in the payment of any amount that will not fully be deductible as a result of Section 162(m) of the Code.

SECTION 4.10

Absence of Certain Changes or Events. Since December 31, 2013, (a) except as otherwise contemplated by this Agreement, the businesses of the Company and its Subsidiaries have been conducted, in all material respects, in the ordinary course of business consistent with past practice, and (b) there has not been any event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect.  Since December 31, 2013 through the date hereof, neither the Company nor any of its Subsidiaries has taken any action that would be prohibited by Section 6.1(b) if proposed to be taken after the date hereof.

SECTION 4.11

Investigations; Litigation.  To the Knowledge of the Company, there is no material investigation or review pending or threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries.  There are no material actions, suits, claims, arbitration, hearing, written inquiries or proceedings pending (or, to the Knowledge of the Company, threatened) by or before any Governmental Entity, arbitrator or arbitration panel against or affecting the Company or any of its Subsidiaries, or any of their respective properties or assets.  There are no material Orders of any Governmental Entity, arbitrator or arbitration panel outstanding involving the Company or any of its Subsidiaries, or any of their respective properties or assets.

SECTION 4.12

Information Supplied.  None of the information provided by the Company for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (including any amendments or supplements, the “Form S-4”) will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the proxy statement relating to the Company Stockholders’ Meeting (such proxy statement as amended or supplemented from time to time, the “Proxy Statement”) will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Proxy Statement (other than the portion thereof based on information supplied by Parent for inclusion therein, with respect to which no representation is made by the

Company or any of its Subsidiaries) and the Form S-4 (solely with respect to the portion thereof relating to the Company Stockholders’ Meeting) will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.  Notwithstanding the foregoing provisions of this Section 4.12, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Form S-4, or the Proxy Statement which were not supplied by or on behalf of the Company.

SECTION 4.13

Tax Matters.

(a)

The Company and its Subsidiaries (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to have been filed by or with respect to the Company or any of its Subsidiaries, and all such Tax Returns are true, correct and complete in all respects and were prepared in compliance with applicable Law, (ii) have duly and timely paid all Taxes shown as due on such material Tax Returns, (iii) have adequate accruals and reserves, in accordance with GAAP, on the financial statements included in the Company SEC Documents for all material Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements and (iv) have not received written notice of any proposed or assessed material deficiencies for any Tax from any taxing authority, against the Company or any of its Subsidiaries for which there are not adequate reserves on the financial statements included in the Company SEC Documents.

(b)

Neither the Company nor any of its Subsidiaries is the subject of any currently ongoing tax audit or other proceeding with respect to any material amount of Taxes nor has any Tax audit or other proceeding with respect to any material amount of Taxes been proposed against any of them in writing.  As of the date of this Agreement, there are no pending requests for waivers of the time to assess any Tax.  Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).  There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Company Permitted Liens.  No claim has ever been made in writing by a taxing authority of a jurisdiction where the Company or one of its Subsidiaries has not filed Tax Returns claiming that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

(c)

Neither the Company nor any of its Subsidiaries is a party to or bound by any written Tax allocation, indemnification (including indemnification of Taxes with respect to service-providers) or sharing agreement (other than an agreement with the Company or its Subsidiaries and other than customary indemnifications for Taxes contained in credit or other commercial agreements the primary purposes of which do not relate to Taxes).  Neither the Company nor any of its Subsidiaries is or has, within the past six years, been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated federal income Tax Return. Neither the Company nor any of its Subsidiaries is liable under Treasury Regulation Section 1.1502-6 (or any similar provision of the Tax Laws of any state, local or foreign jurisdiction), or as a transferee or successor, by contract, or otherwise, for any Tax of any Person other than the Company and its Subsidiaries.

(d)

The Company and its Subsidiaries have duly and timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(e)

Neither the Company nor any of its Subsidiaries was a “distributing corporation” or “controlled corporation” in a transaction intended to qualify under Section 355 of the Code within the past two (2) years or otherwise as part of a plan that includes the Merger.

(f)

Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

(g)

The Company has made available to Parent on the Virtual Data Room copies of all federal income Tax Returns for the Company and each of its Subsidiaries and all state income Tax Returns for the Company and each of its Subsidiaries filed for all open years.

(h)

Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period ending after the Closing

Date of as a result of any (i) adjustment pursuant to Section 481 of the Code (or any analogous provision of state, local or foreign Law) for a taxable period ending on or before the Closing Date, (ii) ”closing agreement” as described in Section 7121 of the Code (or any analogous provision of state, local or foreign Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date or (v) election by the Company or any Company Subsidiary under Section 108(i) of the Code.

(i)

Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact or circumstance that could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

SECTION 4.14

Employment and Labor Matters.

(a)

(i) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement or material work rules or practices with any labor union, labor organization or employee association applicable to employees of the Company or any of its Subsidiaries, (ii) there are no strikes or lockouts with respect to any employees of the Company or any of its Subsidiaries (“Company Employees”), (iii) to the Knowledge of the Company, there is no union organizing effort pending or threatened against the Company or any of its Subsidiaries or with respect to any Company Employees, (iv) there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened with respect to Company Employees and (v) there is no slowdown or work stoppage in effect or, to the Knowledge of the Company, threatened with respect to Company Employees; except, with respect to clauses (i) through (v), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

Except for such matters which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are, and have been, in compliance with all applicable Law respecting (i) employment and employment practices, (ii) terms and conditions of employment and wages and hours, and (iii) unfair labor practices.  Neither the Company nor any of its Subsidiaries has any liabilities under the Worker Adjustment and Retraining Notification Act of 1998 (“WARN Act”) as a result of any action taken by the Company (other than at the written direction of Parent or as a result of any of the transactions contemplated hereby) that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)

To the Knowledge of the Company, no Company Employee who is an executive officer has, as of the date hereof, given notice to the Company of any intention to terminate his or her employment with the Company or its Subsidiaries within the twelve (12) month period following the date of this Agreement.

SECTION 4.15

Intellectual Property.

(a)

Either the Company or a Subsidiary of the Company owns, has a valid license for or otherwise possesses legally enforceable rights to use, all Intellectual Property necessary for or used in their respective businesses as currently conducted, free and clear of all Liens, other than Company Permitted Liens (collectively, the “Company Intellectual Property”), except for such failures to own, have license for or possess rights to use that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the transactions contemplated by this Agreement shall not impair the right, title or interest of the Company or any of its Subsidiaries in or to any of the Company Intellectual Property, and except where the license expires in accordance with its terms all of the Company Intellectual Property shall be owned or available for use by the Company or its Subsidiaries immediately after the Closing Date on terms and conditions substantially similar to those under which the Company or its Subsidiaries owned or used the Company Intellectual Property immediately prior the Closing Date.

(b)

Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) as of the date hereof, there are no claims that are presently pending or, to the Knowledge of the Company, threatened in writing by any Person alleging infringement by the Company or any of its Subsidiaries of any third party Intellectual Property or contesting the ownership or use of any Company Intellectual Property, (ii) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate, or otherwise violate any Intellectual Property rights of any

Person, (iii) as of the date hereof, neither the Company nor any of its Subsidiaries has made any claim of a violation or infringement by others of its rights to or in connection with the Company Intellectual Property and (iv) to the Knowledge of the Company, no Person is infringing, misappropriating, or otherwise violating any Company Intellectual Property owned by the Company or any of its Subsidiaries.  The Company Intellectual Property owned by the Company or any of its Subsidiaries is not subject to any outstanding consent, settlement or Order materially restricting the use thereof.

(c)

Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have taken commercially reasonable actions common in the industry to maintain and protect the secrecy and confidentiality of its trade secrets and other confidential information.

(d)

The information technology systems, including software, owned, leased, or licensed by the Company and its Subsidiaries in the conduct of their respective businesses are sufficient in all material respects for the immediate needs of the Company’s and its Subsidiaries’ respective businesses as currently conducted.

SECTION 4.16

Real and Personal Property.

(a)

Neither the Company nor any of its Subsidiaries own any real property.  Neither the Company nor any of its Subsidiaries (nor any predecessor to the Company or any of its Subsidiaries) have ever owned any real property.  Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.

(b)

Each lease, sublease and other agreement (collectively, the “Company Real Property Leases”) under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (the “Company Leased Real Property”) is valid, binding and in full force and effect.  Neither the Company nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any Person the right to use or occupy a material portion of a Company Leased Real Property.  No uncured default of a material nature on the part of the Company or, if applicable, any of its Subsidiaries or, to the Knowledge of the Company, the landlord thereunder, exists under any Company Real Property Lease, and no event has occurred or circumstance exists which, with the giving of notice, the passage of time, or both, would constitute a material breach or default under a Company Real Property Lease.  The Company and each of its Subsidiaries has a good and valid leasehold interest, subject to the terms of the Company Real Property Leases, in each parcel of Company Leased Real Property, free and clear of all Liens, except for Company Permitted Liens, and the Company’s or its Subsidiaries’ possession and quiet enjoyment of the Company Leased Real Property under such Company Real Property Lease has not been disturbed.  As of the date hereof, neither the Company nor any of its Subsidiaries has received notice of any pending, and, to the Knowledge of the Company, there is no threatened, condemnation proceeding with respect to any Company Leased Real Property.

SECTION 4.17

Required Vote of the Company Stockholders.  The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the adoption of this Agreement is the only vote of holders of securities of the Company which is required to adopt this Agreement, to approve the Merger and to consummate the transactions contemplated hereby (the “Company Stockholder Approval”).  Assuming the accuracy of the representations set forth in Section 5.14, the action of the Board of Directors of the Company described in Section 4.3(d) is sufficient to render the Charter Restrictions and the DGCL 203 Restrictions inapplicable to this Agreement and the transactions contemplated hereby (including the Merger). No other Takeover Laws are applicable to this Agreement, the Merger or any of the other transactions contemplated hereby.

SECTION 4.18

Opinion of Financial Advisor.  The Board of Directors of the Company has received the written opinion (the “Company Fairness Opinion”) of The BVA Group LLC (the “Company Financial Advisor”) to the effect that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

SECTION 4.19

Material Contracts.  Section 4.19(a) of the Company Disclosure Schedule lists, as of the date hereof, each of the following types of Contracts to which the Company or any of its Subsidiaries is a party or by which any of the Company, its Subsidiaries or any of their respective properties is bound (such Contracts required to be so listed, the “Company Material Contracts”):

(a)

any Contract that would be required to be filed by the Company as an exhibit to a registration statement on Form S-1 or an annual report on Form 10-K filed by the Company;

(b)

any Contract that limits the ability of the Company or any of its Subsidiaries or Affiliates to compete in any line of business or with any Person or in any geographic area, or that restricts the right of the Company or any of its Subsidiaries or Affiliates to sell to or purchase from any Person or to hire any Person, or that grants the other party or any third Person “most favored nation” status or any type of analogous rights;

(c)

any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability company or other similar arrangement;

(d)

any Contract evidencing or relating to Indebtedness;

(e)

any Contract involving the acquisition or disposition, directly or indirectly, of (i) any Person or substantially all of the assets thereof, or (ii) any business units;

(f)

any Contract relating to the employment of any Person;

(g)

any Contract that by its terms provides for the aggregate payment or receipt by the Company and its Subsidiaries of more than $250,000 over the remaining term of such Contract;

(h)

any Contract pursuant to which the Company or any of its Subsidiaries has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations;

(i)

any Contract that obligates the Company or any of its Subsidiaries to make any capital commitment or investment in, or loan to, any Person (other than the Company and its Subsidiaries);

(j)

any Contract between the Company or any of its Subsidiaries, on the one hand, and any director or officer, or direct or indirect stockholder, of the Company or any of its Subsidiaries, on the other hand, excluding any Company Plan;

(k)

any Contract with respect to any Company Leased Real Property;

(l)

any Contract with any Governmental Entity;

(m)

any Contract that requires a notice or consent in connection with the transactions contemplated hereby, or that otherwise contains a provision relating to “change of control” or “assignment by operation of law” or an analogous provision, or that would otherwise reasonably be expected to prevent, delay or impair the consummation of the transactions contemplated hereby; and

(n)

any Contract that is otherwise material to the Company and its Subsidiaries, taken as a whole.

Each Company Material Contract is valid and binding on the Company or its Subsidiaries party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms (except with respect to any Enforceability Exceptions). The Company and each of its Subsidiaries and, to the Knowledge of the Company, each other party thereto, has performed all material obligations required to be performed by it under each Company Material Contract.  There is no material default under any Company Material Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, and no event or condition has occurred that constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, nor, as of the date hereof, has the Company or any of its Subsidiaries received any notice of any such material default, event or condition. The Company has made available to Parent on the Virtual Data Room true and complete copies of all Company Material Contracts.

SECTION 4.20

Finders or Brokers.  Except for the Company Financial Advisor, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

SECTION 4.21

Insurance.  The Company and its Subsidiaries maintain insurance in such amounts and against such risks substantially as is customary for entities comparable to the Company and its Subsidiaries operating in the industries in which the Company and its Subsidiaries operate.  All insurance policies maintained by the Company and its Subsidiaries are in full force and effect.  Neither the Company nor any of its Subsidiaries has received notice of any pending or threatened cancellation or material premium increase (retroactive or otherwise) with respect to any material insurance policy, and the Company and each of its Subsidiaries is in compliance in all material respects with the terms and conditions of each material insurance policy (including terms and conditions relating to the payment of premiums).  There is no material dispute with any insurance carrier with respect to any material amounts recoverable by the Company or any of its Subsidiaries under the any insurance policy with such carrier.

SECTION 4.22

Related Party Transactions.  Except for indemnification, compensation, employment or other similar arrangements between the Company or any of its Subsidiaries, on the one hand, and any director or officer thereof, on the other hand, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, on the other hand, within the three-year period preceding the date of this Agreement.

SECTION 4.23

Suppliers and Customers.  As of the date hereof, there is no actual or, to the Knowledge of the Company, threatened, termination, cancellation or material reduction in the business relationship between the Company or any of its Subsidiaries, on the one hand, and any material supplier or material customer of the Company or its Subsidiaries, on the other hand, except for the termination of any Contract at its stated expiry date, and no material supplier or material customer has informed the Company of its intention not to renew or extend, or to the Knowledge of the Company, threatened not to renew or extend the business relationship between the Company or any of its Subsidiaries, on the one hand, and such material supplier or material customer on the other hand.

SECTION 4.24

Lack of Ownership of Parent Common Stock.  Neither the Company nor any of its Subsidiaries beneficially owns directly or indirectly, any shares of Parent Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Parent Common Stock or any securities of any Subsidiary of Parent, and neither the Company nor any of its Subsidiaries has any rights to acquire any shares of Parent Common Stock.  There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of Parent or any of its Subsidiaries.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in (1) any Parent SEC Documents filed with or furnished to the SEC at least five (5) Business Days prior to the date hereof (excluding any disclosures set forth in any “risk factor” or “forward looking statements” section) where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure (provided , that this clause (1) shall not apply to any representations or warranties set forth in  Section 5.2 ), or (2) the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedule”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent from a reading of such disclosure), Parent and Merger Sub represent and warrant to the Company as follows:

SECTION 5.1

Qualification, Organization, Subsidiaries, etc.

(a)

Parent is duly incorporated, validly existing and in good standing under the Laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and assets, to carry on its business as presently conducted and to perform its material obligations under all Parent Material Contracts to which it is a party or under which it is bound.  Merger Sub is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets, to carry on its business as presently conducted. Parent is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)

Each of Parent’s Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets, to carry on its business as presently conducted and to perform its material obligations under all Parent Material Contracts to which it is a party or under which it is bound, and is qualified to do business, and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c)

Parent has publicly filed with the SEC or made available to the Company on the  Virtual Data Room a true and complete copy of Parent’s articles of incorporation and by-laws, each as amended through the date hereof (collectively, the “Parent Organizational Documents”).

SECTION 5.2

Capital Stock.

(a)

The authorized capital stock of Parent consists of (i) 150,000,000 shares of Parent Common Stock, and (ii) 10,000,000 shares of preferred stock, consisting of (x) up to 10,000,000 shares of series A preferred stock, par value $0.01 per share, (y) up to 1,000 shares of series B preferred stock, par value $0.01 per share and (z) up to 500 shares of series C preferred stock, par value $0.01 per share (the preferred shares described in (x) through (z) being, collectively, the “Parent Preferred Stock”).  As of May 12, 2015, (A) 8,082,971 shares of Parent Common Stock were issued and outstanding, (B) no shares of Parent Preferred Stock were issued and outstanding, (C) no shares of Parent Common Stock were held in treasury, (D) no shares of Parent Preferred Stock were held in treasury, (E) 590,000 shares of Parent Common Stock were reserved for issuance pursuant to the Parent Stock Plans, Parent Stock Options and Parent RSUs, and (F) 115,139 shares of Parent Common Stock were reserved for issuance pursuant to Parent Warrants. Section 5.2(a) of the Parent Disclosure Schedule sets forth: (x) each Parent Stock Option outstanding as of May 12, 2015, including the number of shares of Parent Common Stock or Parent Preferred Stock subject to such Parent Stock Option, and the exercise price for any Parent Stock Option; (y) each Parent RSU outstanding as of May 12, 2015, including the number of shares of Parent Common Stock or Parent Preferred Stock subject to such Parent RSU, and the exercise price for any Parent RSU; and (z) each Parent Warrant, including the number of shares of Parent Common Stock subject to such Parent Warrant and the exercise price with respect thereto. All outstanding shares of Parent Common Stock and Parent Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights and all shares of Parent Common Stock reserved for issuance as noted in clause (E) and clause (F), when issued in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights.

(b)

Except for Parent Stock Options, Parent RSUs and Parent Warrants, there are no outstanding subscriptions, options, “phantom” stock rights, stock appreciation rights, restricted shares, stock-based performance units or other equity based awards, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which Parent or any of its Subsidiaries is a party obligating Parent or any of its Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other equity interests of Parent or any Subsidiary of Parent or securities convertible into or exchangeable for such shares or equity interests, (ii) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests, or (iv) give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of equity securities of Parent or any of its Subsidiaries.

(c)

Neither Parent nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

(d)

There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of Parent or any of its Subsidiaries.

(e)

As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, 100 shares of which are issued and outstanding.  All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly by Parent.  Merger Sub has outstanding no option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub.  Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

(f)

Parent has made available to the Company on the Virtual Data Room an accurate and complete copy of the Parent Stock Plans and any and all documents, contracts or agreements relating to the Parent Stock Options, Parent RSUs and Parent Warrants.  There have been no repricings of any Parent Stock Options, Parent RSUs or Parent Warrants through amendments, cancellation and reissuance or other means during the current or prior two calendar years.  None of the Parent Stock Options, Parent RSUs or Parent Warrants have been granted in contemplation of the Merger or the transactions contemplated in this Agreement and no Parent Stock Options, Parent RSUs or Parent Warrants have been granted since January 1, 2015.  All grants of Parent Stock Options, Parent RSUs and Parent Warrants were validly made and properly approved by the Board of Directors of Parent (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Law and recorded on the consolidated financial statements of Parent in accordance with GAAP, and, where applicable, no such grants involved any “back dating,” “forward dating” or similar practices with respect to grants of Parent Stock Options, Parent RSUs or Parent Warrants.

(g)

All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of Parent (i) are duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights and (ii) are owned, directly or indirectly, by Parent, free and clear of all Liens (other than Permitted Liens) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent the operation by the Surviving Corporation of such Subsidiary’s business as presently conducted. No Subsidiary of Parent owns, directly or indirectly, any Parent Common Stock or Parent Preferred Stock.

SECTION 5.3

Corporate Authority Relative to this Agreement; No Violation.

(a)

Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and the Board of Directors of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, constitutes the legal, valid and binding agreement of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

(b)

Except as may be required under or in relation to (i) the DGCL, (ii) Chapter 78 of the Nevada Revised Statutes (“Chapter 78”), (iii) the Exchange Act, (iv) the Securities Act, (v) the approvals set forth in Section 5.3(b) of the Parent Disclosure Schedule (the approvals or other actions contemplated by clauses (i) through (v), collectively, the “Parent Approvals”), and, subject to the accuracy of the representations and warranties of the Company in Section 4.3(b), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings that are not required to be obtained or made prior to consummation of such transactions or that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c)

The execution and delivery by Parent and Merger Sub of this Agreement does not, and, except as described in Section 5.3(b), the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any contract, agreement, loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Liens, other than any Parent Permitted Liens upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the articles of incorporation or by-laws or other equivalent organizational document, in each case as amended or restated, of Parent or any of its Subsidiaries or (iii) conflict with or violate any applicable Law, other than, in the case of  clauses (i)  and  (iii) , any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d)

The Board of Directors of Parent has, at a meeting duly called and held, duly adopted resolutions (i) determining that it is in the best interest of Parent and its stockholders, and declaring it advisable, to enter into this Agreement, (ii) authorizing and approving the execution, delivery and performance of this Agreement in accordance with its terms and the consummation of the transactions contemplated hereby, including the Merger and the Stock Issuance, and (iii) approving and declaring the advisability of the Stock Issuance (the “Parent Recommendation”), which resolutions, as of immediately prior to the execution of this Agreement, have not been rescinded, modified or withdrawn.  The Board of Directors of Merger Sub duly and unanimously adopted resolutions by written consent (i) determining that it is in the best interest of Merger Sub and Parent, as its sole stockholder, and declaring it advisable, to enter into this Agreement, (ii) authorizing and approving the execution, delivery and performance of this Agreement in accordance with its terms and the consummation of the transactions contemplated hereby, including the Merger, (iii) submitting the adoption of this Agreement to Parent as Merger Sub’s sole stockholder, and (iv) recommending that Parent, as Merger Sub’s sole stockholder, adopt this Agreement, which resolutions, as of immediately prior to the execution of this Agreement, have not been rescinded, modified or withdrawn.

SECTION 5.4

Reports and Financial Statements.

(a)

Parent and each of its Subsidiaries has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC since January 1, 2012 (the “Parent SEC Documents”).  As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and none of the Parent SEC Documents contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of Parent’s Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b)

The consolidated financial statements (including all related notes and schedules) of Parent included in the Parent SEC Documents (i) have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries, (ii) fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto), and (iii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).  The books and records of Parent and its Subsidiaries have been and are being maintained in all material respects in accordance with GAAP.  Neither Parent nor any of its Subsidiaries has or is subject to any “off-balance sheet arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act), where the result, purpose or intended effect of such arrangement is to avoid disclosure of any transaction involving, or liabilities of, Parent or any of its Subsidiary’s in Parent’s or such Subsidiary’s published financial statements or other Parent SEC Documents.

SECTION 5.5

Internal Controls and Procedures.  Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 and Rule 15d-15 under the Exchange Act.  Parent’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.  Parent’s management has completed an assessment of the effectiveness of Parent’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2014, and such assessment concluded that such controls were effective.  No executive officer of Parent has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes Oxley Act with respect to any Parent SEC Document, except as disclosed in certifications filed with the Parent SEC Documents.  Neither Parent nor any of its executive officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.  Since the enactment of the Sarbanes Oxley Act, neither Parent nor any of its Subsidiaries has made or permitted to remain outstanding any prohibited loans to any executive officer of Parent (as defined in Rule 3b-7 under the Exchange Act) or director of Parent or any of its Subsidiaries.

SECTION 5.6

No Undisclosed Liabilities.  Except (a) as reflected or reserved against in Parent’s consolidated balance sheets (or the notes thereto) included in the Parent SEC Documents, (b) as permitted or contemplated by this Agreement, (c) for liabilities and obligations incurred since December 31, 2014 in the ordinary course of business consistent with past practice and (d) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business, as of the date hereof, neither Parent nor any Subsidiary of Parent has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its consolidated Subsidiaries (or in the notes thereto), other than those which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 5.7

Compliance with Law; Permits.

(a)

Parent, each of its Subsidiaries are, and since January 1, 2012 have been, in compliance with and are not in default under or in violation of any applicable Law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.  Since January 1, 2012, neither Parent nor any of its Subsidiaries has received any written notice or, to the Parent’s Knowledge, other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)

Parent and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and Orders of any Governmental Entity, and all rights under any material contract with any Governmental Entity, necessary for Parent and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Parent Permits”), except where the failure to have any of the Parent Permits would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.  All Parent Permits are valid and in full force and effect, and no suspension or cancellation of any such Parent Permits is pending or, to Parent’s Knowledge, threatened, except where the failure to be in full force and effect or for such suspensions or cancellations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.  Parent and each of its Subsidiaries are in compliance in all respects with the terms and requirements of such Parent Permits, except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 5.8

Environmental Laws and Regulations.  Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) no notice, notification, demand, request for information, citation, summons, complaint or Order has been received, no penalty has been assessed, and, to the Knowledge of Parent, no investigation, action, claim, suit or proceeding is pending or is threatened by any Governmental Entity or other Person relating to Parent or any Subsidiary of Parent or, to the Knowledge of Parent and its Subsidiaries, against any Person whose liability Parent or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, and relating to or arising out of any Environmental Law, (ii) Parent and its Subsidiaries are, and except for matters that have been fully resolved with the applicable Governmental Entity, since January 1, 2013 have been in compliance with all Environmental Laws (which compliance includes, but is not limited to, possession of all permits, franchises, grants, authorizations, licenses, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders required under Environmental Laws for the conduct of their business or the occupation of their properties and compliance with the terms and conditions thereof), (iii) Parent is not conducting or paying for any response or corrective action under any Environmental Law at any location, (iv)  there has been no release, treatment, storage, disposal, arrangement for or permission to dispose of, transportation, handling, manufacturing, or distribution of, or exposure of any Person to, any Hazardous Materials at any real property currently or, to the Knowledge of Parent, formerly owned, leased or operated by Parent or any Subsidiary of Parent or, to the Knowledge of Parent, at any offsite disposal location used by Parent or any Subsidiary of Parent to dispose of any Hazardous Materials, in each case in a manner that would give rise to a current or future material liability of Parent or any Subsidiary of Parent or, to the Knowledge of Parent and its Subsidiaries, by any Person whose liability Parent or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, under any Environmental Law, (v)  Parent has not entered into an indemnity with respect to or, to the Knowledge of Parent, otherwise assumed or become subject to, any liability of any other Person relating to Environmental Laws or Hazardous Materials, (vi) Parent is not subject to any claims regarding exposure to asbestos or silica in any product or to the presence or alleged presence of silica or damaged or friable asbestos in or upon any property, premises or facility and all asbestos and asbestos-containing materials present at the Parent Leased Real Property are managed in compliance with all applicable Environmental Laws, and (vii) Parent is not party to any Order that imposes any obligations under any Environmental Law.

SECTION 5.9

Employee Benefit Plans.

(a)

Section 5.9(a) of the Parent Disclosure Schedule lists all Benefit Plans sponsored, maintained or contributed by Parent or any of its Subsidiaries, or to which Parent or any of its Subsidiaries has any obligation or liability, including any Controlled Group Liability (the “Parent Benefit Plans”).  Parent has made available to the Company on the Virtual Data Room correct and complete copies of each Parent Benefit Plan, and to the extent applicable: (i) the most recent determination or opinion letter received from the Internal Revenue Service, (ii) the most recent Forms 5500 and all schedules thereto, (iii) the most recent summary plan description, and (iv) each trust agreement and insurance or group annuity contract relating to such Parent Benefit Plan.

(b)

Each Parent Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, except for such non-compliance which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.  Any Parent Benefit Plan intended to be qualified under Section 401(a) of the Code has received a current favorable determination letter from the Internal Revenue Service.  Neither Parent nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides, or has any obligation to provide, post-termination health or life insurance benefits to any Person other than as mandated by Section 4980B of the Code and for which the beneficiary pays the entire premium cost.  Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability.

(c)

Neither Parent nor any of its Subsidiaries has any liability under Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA).  None of Parent Benefit Plans is, and neither Parent nor any Subsidiary has any liability or obligation under or with respect to, a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), a “multiple employer plan” (as defined in Section 413(c) of the Code) or a “multiemployer plan” (as defined in Section 3(37) of ERISA).

(d)

The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer, director or consultant of Parent or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) result in any other payment becoming due or satisfy any prerequisite to any payment or benefit to any current or former employee, director or consultant of Parent, (iii) accelerate the time of funding, payment or vesting, or increase the amount of compensation due any such employee, director or consultant or (iv) increase any benefits or compensation or give rise to any liability under any Parent Benefit Plan.

(e)

Each Parent Benefit Plan has been operated in good faith compliance in all material respects with Section 409A of the Code and has since January 1, 2013 been operated in compliance in all material respects with Section 409A of the Code.  No director, officer, employee or service provider of Parent or its Affiliates is entitled to a gross-up, make-whole or indemnification payment with respect to taxes imposed under Section 409A or Section 4999 of the Code.

(f)

There are no material claims, proceedings, audits, investigations, suits or actions by or on behalf of any Parent Benefit Plan, by any employee or beneficiary covered under any Parent Benefit Plan or otherwise involving any Parent Benefit Plan (other than routine claims for benefits) which are pending or, to the Parent’s Knowledge, threatened.  Neither the Parent nor any of its Subsidiaries (nor, to the Parent’s Knowledge, any other Person) has engaged in a “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or a breach of fiduciary duty (as determined under ERISA) with respect to any Parent Benefit Plan.

(g)

No amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated by this Agreement or otherwise, by any employee, director or consultant of Parent or its Subsidiaries (whether current, former or retired) under any Parent Benefit Plan or otherwise would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.

(h)

Neither Parent nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would reasonably be expected to result in the payment of any amount that will not fully be deductible as a result of Section 162(m) of the Code.

SECTION 5.10

Absence of Certain Changes or Events.  Since December 31, 2013, (a) except as otherwise contemplated by this Agreement, the businesses of Parent and its Subsidiaries have been conducted, in all material respects, in the ordinary course of business consistent with past practice, and (b) there has not been any event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a Parent Material Adverse Effect.  Since December 31, 2013 through the date hereof, neither Parent nor any of its Subsidiaries has taken any action that would be prohibited by Section 6.2(b) if proposed to be taken after the date hereof.

SECTION 5.11

Investigations; Litigation.  To the Knowledge of Parent, there is no material investigation or review pending or threatened by any Governmental Entity with respect to Parent or any of its Subsidiaries.  There are no material actions, suits, claims, arbitration, hearing, written inquiries or proceedings pending (or, to the Knowledge of Parent, threatened) by or before any Governmental Entity, arbitrator or arbitration panel against or affecting Parent or any of its Subsidiaries, or any of their respective properties or assets.  There are no material Orders of any Governmental Entity, arbitrator or arbitration panel outstanding involving Parent or any of its Subsidiaries, or any of their respective properties or assets.

SECTION 5.12

Information Supplied.  None of the information provided by Parent or its Subsidiaries for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Proxy Statement will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Proxy Statement (other than the portion thereof relating solely to the Company Stockholders’ Meeting) and the Form S-4 (other than the portion thereof based on information supplied by the Company for inclusion or incorporation by reference therein, with respect to which no representation is made by Parent or any of its Subsidiaries) will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.  Notwithstanding the foregoing provisions of this Section 5.12, no representation or warranty is made by Parent with respect to information or statements made or incorporated by reference in the Form S-4 or Proxy Statement which were not supplied by or on behalf of Parent.

SECTION 5.13

Tax Matters.

(a)

Parent and its Subsidiaries (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to have been filed by or with respect to Parent or any of its Subsidiaries, and all such Tax Returns are true, correct and complete in all respects and were prepared in compliance with applicable Law, (ii) have duly and timely paid all Taxes shown as due on such material Tax Returns, (iii) have adequate accruals and reserves, in accordance with GAAP, on the financial statements included in the Parent SEC Documents for all material Taxes payable by Parent and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements and (iv) have not received written notice of any proposed or assessed material deficiencies for any Tax from any taxing authority, against Parent or any of its Subsidiaries for which there are not adequate reserves on the financial statements included in the Parent SEC Documents.

(b)

Neither Parent nor any of its Subsidiaries is the subject of any currently ongoing tax audit or other proceeding with respect to any material amount of Taxes nor has any Tax audit or other proceeding with respect to any material amount of Taxes been proposed against any of them in writing.  As of the date of this Agreement, there are no pending requests for waivers of the time to assess any Tax.  Neither Parent nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).  There are no Liens for Taxes on any of the assets of Parent or any of its Subsidiaries other than Parent Permitted Liens.  No claim has ever been made in writing by a taxing authority of a jurisdiction where Parent or one of its Subsidiaries has not filed Tax Returns claiming that Parent or such Subsidiary is or may be subject to taxation by that jurisdiction.

(c)

Neither Parent nor any of its Subsidiaries is a party to or bound by any written Tax allocation, indemnification (including indemnification of Taxes with respect to service-providers) or sharing agreement (other than an agreement with Parent or its Subsidiaries and other than customary indemnifications for Taxes contained in credit or other commercial agreements the primary purposes of which do not relate to Taxes).  Neither Parent nor any of its Subsidiaries is or has, within the past six years, been a member of an affiliated group (other than a group the common parent of which is Parent) filing a consolidated federal income Tax Return. Neither Parent nor any of its Subsidiaries is liable under Treasury Regulation Section 1.1502-6 (or any similar provision of the Tax Laws of any state, local or foreign jurisdiction), or as a transferee or successor, by contract, or otherwise, for any Tax of any Person other than Parent and its Subsidiaries.

(d)

Parent and its Subsidiaries have duly and timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(e)

Neither Parent nor any of its Subsidiaries was a “distributing corporation” or “controlled corporation” in a transaction intended to qualify under Section 355 of the Code within the past two (2) years or otherwise as part of a plan that includes the Merger.

(f)

Neither Parent nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

(g)

Parent has made available to the Company on the Virtual Data Room copies of all federal income Tax Returns for Parent and each of its Subsidiaries and all state income Tax Returns for Parent and each of its Subsidiaries filed for all open years.

(h)

Neither Parent nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period ending after the Closing Date of as a result of any (i) adjustment pursuant to Section 481 of the Code (or any analogous provision of state, local or foreign Law) for a taxable period ending on or before the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any analogous provision of state, local or foreign Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date or (v) election by Parent or any Parent Subsidiary under Section 108(i) of the Code.

(i)

Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact or circumstance that could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

SECTION 5.14

Employment and Labor Matters.

(a)

Neither Parent nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement or material work rules or practices with any labor union, labor organization or employee association applicable to employees of Parent or any of its Subsidiaries, (ii) there are no strikes or lockouts with respect to any employees of Parent or any of its Subsidiaries (“Parent Employees”), (iii) to the Knowledge of Parent, there is no union organizing effort pending or threatened against Parent or any of its Subsidiaries or with respect to any Parent Employees, (iv) there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of Parent, threatened with respect to Parent Employees and (v) there is no slowdown or work stoppage in effect or, to the Knowledge of Parent, threatened with respect to Parent Employees; except, with respect to clauses (i) through (v), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)

Except for such matters which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries are, and have been, in compliance with all applicable Law respecting (i) employment and employment practices, (ii) terms and conditions of employment and wages and hours, and (iii) unfair labor practices.  Neither Parent nor any of its Subsidiaries has any liabilities under the WARN Act as a result of any action taken by Parent (other than at the written direction of the Company or as a result of any of the transactions contemplated hereby) that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c)

To the Knowledge of Parent, no Parent Employee who is an executive officer has, as of the date hereof, given notice to Parent of any intention to terminate his or her employment with Parent or its Subsidiaries within the twelve (12) month period following the date of this Agreement.

SECTION 5.15

Intellectual Property.

(a)

Either Parent or a Subsidiary of Parent owns, has a valid license for or otherwise possesses legally enforceable rights to use, all Intellectual Property necessary for or used in their respective businesses as currently conducted, free and clear of all Liens, other than Parent Permitted Liens (collectively, the “Parent Intellectual Property”), except for such failures to own, have license for or possess rights to use that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.  Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, the transactions contemplated by this Agreement shall not impair the right, title or interest of Parent or any of its Subsidiaries in or to any of the Parent Intellectual Property, and except where the license expires in accordance with its terms all of the Parent Intellectual Property shall be owned or available for use by Parent or its Subsidiaries immediately after the Closing Date on terms and conditions substantially similar to those under which Parent or its Subsidiaries owned or used the Parent Intellectual Property immediately prior the Closing Date.

(b)

Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) as of the date hereof, there are no claims that are presently pending or, to the Knowledge of Parent, threatened in writing by any Person alleging infringement by Parent or any of its Subsidiaries of any third party Intellectual Property or contesting the ownership or use of any Parent Intellectual Property, (ii) to the Knowledge of Parent, the conduct of the business of Parent and its Subsidiaries does not infringe, misappropriate, or otherwise violate any Intellectual Property rights of any Person, (iii) as of the date hereof, neither Parent nor any of its Subsidiaries has made any claim of a violation or infringement by others of its rights to or in connection with the Parent Intellectual Property and (iv) to the Knowledge of Parent, no Person is infringing, misappropriating, or otherwise violating any Parent Intellectual Property owned by Parent or any of its Subsidiaries.  The Parent Intellectual Property owned by Parent or any of its Subsidiaries is not subject to any outstanding consent, settlement or Order materially restricting the use thereof.

(c)

Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries have taken commercially reasonable actions common in the industry to maintain and protect the secrecy and confidentiality of its trade secrets and other confidential information.

(d)

The information technology systems, including software, owned, leased, or licensed by Parent and its Subsidiaries in the conduct of their respective businesses are sufficient in all material respects for the immediate needs of Parent’s and its Subsidiaries’ respective businesses as currently conducted.

SECTION 5.16

Real and Personal Property.

(a)

Neither the Parent nor any of its Subsidiaries own any real property.  Neither the Parent nor any of its Subsidiaries (nor any predecessor to the Parent or any of its Subsidiaries) have ever owned any real property.  Neither the Parent nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.

(b)

Each lease, sublease and other agreement (collectively, the  “Parent Real Property Leases”) under which Parent or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (the “Parent Leased Real Property”) is valid, binding and in full force and effect.  Neither Parent nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any Person the right to use or occupy a material portion of a Parent Leased Real Property. No uncured default of a material nature on the part of Parent or, if applicable, any of its Subsidiaries or, to the Knowledge of Parent, the landlord thereunder, exists under any Parent Real Property Lease, and no event has occurred or circumstance exists which, with the giving of notice, the passage of time, or both, would constitute a material breach or default under a Parent Real Property Lease.  Parent and each of its Subsidiaries has a good and valid leasehold interest, subject to the terms of the Parent Real Property Leases, in each parcel of Parent Leased Real Property, free and clear of all Liens, except for Parent Permitted Liens, and Parent’s or its Subsidiaries’ possession and quiet enjoyment of the Parent Leased Real Property under such Parent Real Property Lease has not been disturbed.  As of the date hereof, neither Parent nor any of its Subsidiaries has received notice of any pending, and, to the Knowledge of Parent, there is no threatened, condemnation proceeding with respect to any Parent Leased Real Property.

SECTION 5.17

Material Contracts.  Section 5.17(a) of the Parent Disclosure Schedule lists, as of the date hereof, each of the following types of Contracts to which the Parent or any of its Subsidiaries is a party or by which any of the Parent, its Subsidiaries or any of their respective properties is bound (such Contracts required to be so listed, the “Parent Material Contracts”):

(a)

any Contract that would be required to be filed by the Parent as an exhibit to a registration statement on Form S-1 or an annual report on Form 10-K filed by the Parent;

(b)

any Contract that limits the ability of the Parent or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area, or that restricts the right of the Parent and its Subsidiaries to sell to or purchase from any Person or to hire any Person, or that grants the other party or any third Person “most favored nation” status or any type of analogous rights;

(c)

any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability company or other similar arrangement;

(d)

any Contract evidencing or relating to Indebtedness;

(e)

any Contract involving the acquisition or disposition, directly or indirectly, of (i) any Person or substantially all of the assets thereof, or (ii) any business entity;

(f)

any Contract relating to the employment of any Person;

(g)

any Contract that by its terms provides for the aggregate payment or receipt by the Parent and its Subsidiaries of more than $250,000 over the remaining term of such Contract;

(h)

any Contract pursuant to which the Parent or any of its Subsidiaries has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations;

(i)

any Contract that obligates the Parent or any of its Subsidiaries to make any capital commitment or investment in, or loan to, any Person (other than the Parent and its Subsidiaries);

(j)

any Contract between the Parent or any of its Subsidiaries, on the one hand, and any director or officer, or direct or indirect stockholder, of the Parent or any of its Subsidiaries, on the other hand, excluding any Parent Plan;

(k)

any Contract with respect to any Parent Leased Real Property;

(l)

any Contract with any Governmental Entity;

(m)

any Contract that requires a notice or consent in connection with the transactions contemplated hereby, or that otherwise contains a provision relating to “change of control” or “assignment by operation of law” or an analogous provision, or that would otherwise reasonably be expected to prevent, delay or impair the consummation of the transactions contemplated hereby; and

(n)

any Contract that is otherwise material to the Parent and its Subsidiaries, taken as a whole.

Each Parent Material Contract is valid and binding on the Parent or its Subsidiaries party thereto and, to the Knowledge of the Parent, each other party thereto, and is in full force and effect and enforceable in accordance with its terms (except with respect to any Enforceability Exceptions). The Parent and each of its Subsidiaries and, to the Knowledge of the Parent, each other party thereto, has performed all material obligations required to be performed by it under each Parent Material Contract.  There is no material default under any Parent Material Contract by the Parent or any of its Subsidiaries or, to the Knowledge of the Parent, any other party thereto, and no event or condition has occurred that constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Parent or any of its Subsidiaries or, to the Knowledge of the Parent, any other party thereto, nor, as of the date hereof, has the Parent or any of its Subsidiaries received any notice of any such material default, event or condition. The Parent has made available to the Company on the Virtual Data Room true and complete copies of all Parent Material Contracts.

SECTION 5.18

Finders or Brokers.  Neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

SECTION 5.19

Insurance.  Parent and its Subsidiaries maintain insurance in such amounts and against such risks substantially as is customary for entities comparable to Parent and its Subsidiaries operating in the industries in which Parent and its Subsidiaries operate.  All insurance policies maintained by Parent and its Subsidiaries are in full force and effect.  Neither Parent nor any of its Subsidiaries has received notice of any pending or threatened cancellation or material premium increase (retroactive or otherwise) with respect to any material insurance policy, and Parent and each of its Subsidiaries is in compliance in all material respects with the terms and conditions of each material insurance policy (including terms and conditions relating to the payment of premiums).  There is no material dispute with any insurance carrier with respect to any material amounts recoverable by Parent or any of its Subsidiaries under the any insurance policy with such carrier.

SECTION 5.20

Related Party Transactions.  Except for indemnification, compensation, employment or other similar arrangements between Parent or any of its Subsidiaries, on the one hand, and any director or officer thereof, on the other hand, there are no transactions, agreements, arrangements or understandings between Parent or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, on the other hand, within the three-year period preceding the date of this Agreement.

SECTION 5.21

Suppliers and Customers.  As of the date hereof, there is no actual or, to the Knowledge of Parent, threatened, termination, cancellation or material reduction in the business relationship between Parent or any of its Subsidiaries, on the one hand, and any material supplier or material customer of Parent or its Subsidiaries, on the other hand, except for the termination of any Contract at its stated expiry date, and no material supplier or material customer has informed Parent of its intention not to renew or extend, or to the Knowledge of Parent, threatened not to renew or extend the business relationship between Parent or any of its Subsidiaries, on the one hand, and such material supplier or material customer on the other hand.

SECTION 5.22

Lack of Ownership of Company Common Stock.  Neither Parent nor any of its Subsidiaries beneficially owns directly or indirectly, any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any securities of any Subsidiary of the Company, and neither Parent nor any of its Subsidiaries has any rights to acquire any Shares except pursuant to this Agreement.  There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.

ARTICLE VI.
COVENANTS AND AGREEMENTS

SECTION 6.1

Conduct of Business by the Company.

(a)

From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1 (the “Termination Date”), and except (i) as may be required by applicable Law, (ii) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be contemplated or required by this Agreement or (iv) as set forth in Section 6.1(a) of the Company Disclosure Schedule, the Company covenants and agrees with Parent that the business of the Company and its Subsidiaries shall be conducted in, and that such entities shall not take any action except in, the ordinary course of business consistent with past practice and shall use their reasonable best efforts to preserve intact their present material lines of business, maintain their rights and franchises and preserve their relationships with material customers and suppliers and other Persons with whom the Company or any of its Subsidiaries has significant business relations;  provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 6.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

(b)

The Company agrees, on behalf of itself 2and its Subsidiaries, that between the date hereof and the Effective Time, without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned, other than a consent with respect to the matters contemplated by clauses (i) through (vi), which may be withheld by Parent in its sole discretion), except as may be required by applicable Law or as set forth in Section 6.1(b) of the Company Disclosure Schedule, the Company shall not, and shall cause its Subsidiaries not to:

(i)

amend the certificate of incorporation or by-laws or similar applicable charter documents of the Company or amend the charter documents of any Subsidiary of the Company;

(ii)

declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock, except for pro rata  dividends or other distributions made by any direct or indirect Subsidiary of the Company to the Company or one of its wholly-owned Subsidiaries;

(iii)

split, combine, subdivide or reclassify any shares of capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock;

(iv)

issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock or other ownership interest in the Company or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing stock option plan (except as otherwise provided by the terms of this Agreement or the express terms of any unexercisable or unexercised options or warrants outstanding on the date hereof), other than (A) issuances of shares of Company Common Stock in respect of any exercise of any Company Stock Option, Company RSU or Company Warrant to the extent disclosed on Section 4.2(a) of the Company Disclosure Schedule, or (B) as described on Section 6.1(b)(iv) of the Company Disclosure Schedule;

(v)

directly or indirectly purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any rights, warrants or options to acquire any such shares, except for the purchase or sale of shares of Company Common Stock pursuant to the exercise of options to purchase Company Common Stock or other Company Stock Options, Company RSUs or Company Warrants outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 6.1(b) if necessary to effectuate an option direction upon exercise or for withholding of Taxes;

(vi)

adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto;

(vii)

except as otherwise permitted or contemplated by this Agreement or for transactions between the Company and its Subsidiaries or among the Company’s Subsidiaries, prepay, redeem, repurchase, defease, cancel or otherwise acquire any Indebtedness or guarantees thereof of the Company or any of its Subsidiaries, other than (A) at stated maturity, or (B) any required amortization payments and mandatory prepayments (including mandatory prepayments arising from any change of control put rights to which holders of such Indebtedness or guarantees thereof may be entitled);

(viii)

incur, assume, guarantee or otherwise become liable for any Indebtedness, except for borrowings pursuant to Company Material Contracts disclosed on Section 4.19(a) of the Company Disclosure Schedule;

(ix)

change or revoke any material Tax election, change an annual Tax accounting period, change any material Tax accounting method, file any material amended Tax Return, enter into any closing agreement with respect to a material amount of Taxes, settle any material Tax claim or assessment or surrender any right to claim a refund of a material amount of Taxes;

(x)

enter into any new line of business outside of the existing business of the Company and its Subsidiaries;

(xi)

make any acquisition of any other person or business or make any loans, advances or capital contributions to, or investments in, any other person (other than any Subsidiary of the Company);

(xii)

commit to or make any capital expenditures in excess of $150,000 in the aggregate, except for (A) capital expenditures disclosed in Section 6.1(b)(xii) of the Company Disclosure Schedule or (B) capital expenditures made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages or otherwise;

(xiii)

except as required by the terms of the Company Benefit Plans as in effect on the date hereof, (A) except in the ordinary course of business consistent with past practice for any employee who is not an executive officer, increase the compensation or other benefits (including the granting of any discretionary bonuses) payable or provided to the Company’s directors, officers or employees, (B) enter into, adopt, amend, modify (including the acceleration of vesting) or terminate any bonus, profit sharing, incentive, compensation, severance, retention, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee in any manner, or (C) enter into or amend any collective bargaining agreements or similar contracts;

(xiv)

enter into or make any loans or advances to any of its officers, directors, employees, agents or consultants (other than reimbursements or advances of business expense in the ordinary course of business consistent with past practice to employees of the Company or any of its Subsidiaries) or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, except as required by the terms of any Company Benefit Plan;

(xv)

materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by a change in GAAP, SEC rule or policy or applicable Law;

(xvi)

(A) sell, lease, license, transfer, exchange or swap, mortgage (including securitizations), or otherwise dispose of any material properties or non-cash assets, including the capital stock of Subsidiaries, except for sales of inventory in the ordinary course of business consistent with past practice, or (B) create or incur any Lien on any of its material assets or properties, other than Company Permitted Liens;

(xvii)

enter into any agreement that would result in the Company or any of its Subsidiaries becoming subject to any restriction not in existence on the date hereof with respect to the payment of distributions or dividends;

(xviii)

modify, amend or terminate, or waive or assign any rights under, any Company Material Contract or material Company Real Property Lease other than in a manner that is not material, individually or in the aggregate, and adverse to the Company and its Subsidiaries, or that could prevent or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement past the End Date (or any extension thereof);

(xix)

waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that, with respect to the payment of monetary damages, involve only the payment of monetary damages (A) equal to or less than the amounts specifically reserved with respect thereto on the balance sheet as of December 31, 2014 included in the Company SEC Documents or (B) that do not exceed $150,000 in the aggregate;

(xx)

implement any plant closings or layoff of employees that would reasonably be expected to materially and adversely impact the business and/or operations of the Company and its Subsidiaries taken as a whole; or

(xxi)

agree or commit, in writing or otherwise, to take any of the foregoing actions.

(c)

The Company shall promptly notify Parent of any change, occurrence, effect, condition, fact, event, or circumstance of which any of the Company’s executive officers has actual knowledge which would reasonably be expected to cause the failure of any of the conditions set forth in Article VII to be satisfied, including any breach of a representation, warranty, covenant or agreement contained in this Agreement by the Company of which any the Company’s executive officers has actual knowledge and which, if not timely cured, would reasonably be expected to cause the failure of any of the conditions set forth in Article VII to be satisfied; provided, however, that the delivery of any notice by the Company pursuant to this Section 6.1(c) shall not limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or be deemed to amend or supplement the Company Disclosure Schedule or constitute an exception to any representation, warranty, covenant or agreement.

SECTION 6.2

Conduct of Business by Parent.

(a)

From and after the date hereof and prior to the Effective Time or the Termination Date, and except (i) as may be required by applicable Law, (ii) as may be agreed in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be contemplated or required by this Agreement or (iv) as set forth in Section 6.2(a) of the Parent Disclosure Schedule, Parent covenants and agrees with the Company that the business of Parent and its Subsidiaries shall be conducted in, and that such entities shall not take any action except in, the ordinary course of business consistent with past practice and shall use their reasonable best efforts to preserve intact their present material lines of business, maintain their rights and franchises and preserve their relationships with material customers and suppliers and other Persons with whom Parent or any of its Subsidiaries has significant business relations; provided, however, that no action by Parent or its Subsidiaries with respect to matters specifically addressed by any provision of Section 6.2(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

(b)

Parent agrees, on behalf of itself and its Subsidiaries, that between the date hereof and the Effective Time, without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned, other than a consent with respect to the matters contemplated by clauses (i)  through  (vi), which may be withheld by the Company in its sole discretion), except as may be required by applicable Law or as set forth in Section 6.2(b) of the Parent Disclosure Schedule, Parent shall not, and shall cause its Subsidiaries not to:

(i)

amend the certificate of incorporation or by-laws or similar applicable charter documents of Parent or amend the charter documents of any Subsidiary of Parent;

(ii)

declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock, except for pro rata  dividends or other distributions made by any direct or indirect Subsidiary of Parent to the Parent or one of its wholly-owned Subsidiaries;

(iii)

split, combine, subdivide or reclassify any shares of capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock;

(iv)

issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock or other ownership interest in Parent or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing stock option plan (except as otherwise provided by the terms of this Agreement or the express terms of any unexercisable or unexercised options or warrants outstanding on the date hereof), other than issuances of shares of Parent Common Stock in respect of any exercise of any Parent Stock Option, Parent RSU or Parent Warrant to the extent disclosed on Section 5.2(a) of the Parent Disclosure Schedule;

(v)

directly or indirectly purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries or any rights, warrants or options to acquire any such shares, except (A) for the purchase or sale of shares of Parent Common Stock pursuant to the exercise of options to purchase Parent Common Stock or other Parent Stock Options, Parent RSUs or Parent Warrants outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 6.2(b)  if necessary to effectuate an option or other award direction upon exercise or for withholding of Taxes, or (B) transactions consummated pursuant to any existing share buy-back or share repurchase programs in effect as of the date of this Agreement;

(vi)

adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto;

(vii)

except as otherwise permitted or contemplated by this Agreement or for transactions between Parent and its Subsidiaries or among the Parent’s Subsidiaries, prepay, redeem, repurchase, defease, cancel or otherwise acquire any Indebtedness or guarantees thereof of Parent or any of its Subsidiaries, other than (A) at stated maturity, or (B) any required amortization payments and mandatory prepayments (including mandatory prepayments arising from any change of control put rights to which holders of such Indebtedness or guarantees thereof may be entitled);

(viii)

incur, assume, guarantee or otherwise become liable for any indebtedness, except for borrowings pursuant to Parent Material Contracts disclosed on Section 5.17(a) of the Parent Disclosure Schedule;

(ix)

change or revoke any material Tax election, change an annual Tax accounting period, change any material Tax accounting method, file any material amended Tax Return, enter into any closing agreement with respect to a material amount of Taxes, settle any material Tax claim or assessment or surrender any right to claim a refund of a material amount of Taxes;

(x)

enter into any new line of business outside of the existing business of Parent and its Subsidiaries;

(xi)

make any acquisition of any other person or business or make any loans, advances or capital contributions to, or investments in, any other person (other than any Subsidiary or Parent);

(xii)

commit to or make any capital expenditures in excess of $150,000 in the aggregate, except for (A) capital expenditures disclosed in Section 6.1(b)(xii) of Parent Disclosure Schedule or (B) capital expenditures made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages or otherwise;

(xiii)

except as required by the terms of Parent Benefit Plans as in effect on the date hereof, (A) except in the ordinary course of business consistent with past practice for any employee who is not an executive officer, increase the compensation or other benefits (including the granting of any discretionary bonuses) payable or provided to the Parent’s directors, officers or employees, (B) enter into, adopt, amend, modify (including the acceleration of vesting) or terminate any bonus, profit sharing, incentive, compensation, severance, retention, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee in any manner, or (C) enter into or amend any collective bargaining agreements or similar contracts;

(xiv)

enter into or make any loans or advances to any of its officers, directors, employees, agents or consultants (other than reimbursements or advances of business expense in the ordinary course of business consistent with past practice to employees of the Parent or any of its Subsidiaries) or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, except as required by the terms of any Parent Benefit Plan;

(xv)

materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by a change in GAAP, SEC rule or policy or applicable Law;

(xvi)

(A) sell, lease, license, transfer, exchange or swap, mortgage (including securitizations), or otherwise dispose of any material portion of its material properties or non-cash assets, including the capital stock of Subsidiaries, except for transactions among Parent and its wholly-owned Subsidiaries or among Parent’s wholly-owned Subsidiaries, (B) create or incur any Lien on any of its material assets or properties, other than Parent Permitted Liens, or (C) sell, license, assign, or otherwise dispose of any material Intellectual Property used by Parent or its Subsidiaries in their respective operations other than in the ordinary course of business consistent with past practice;

(xvii)

enter into any agreement that would result in the Parent or any of its Subsidiaries becoming subject to any restriction not in existence on the date hereof with respect to the payment of distributions or dividends;

(xviii)

modify, amend or terminate, or waive or assign any rights under, any Parent Material Contract or material Parent Real Property Lease other than in a manner that is not material, individually or in the aggregate, and adverse to the Parent and its Subsidiaries or that could prevent or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement past the End Date (or any extension thereof);

(xix)

waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that with respect to the payment of monetary damages, involve only the payment of monetary damages (A) equal to or less than the amounts specifically reserved with respect thereto on the balance sheet as of December 31, 2014 included in the Parent SEC Documents or (B) that do not exceed $150,000 in the aggregate;

(xx)

implement any plant closings or layoff of employees that would reasonably be expected to materially and adversely impact the business and/or operations of the Parent and its Subsidiaries taken as a whole; or

(xxi)

agree or commit, in writing or otherwise, to take any of the foregoing actions.

(c)

Parent shall promptly notify the Company of any change, occurrence, effect, condition, fact, event, or circumstance of which any of Parent’s executive officers has actual knowledge which would reasonably be expected to cause the failure of any of the conditions set forth in Article VII to be satisfied, including any breach of a representation, warranty, covenant or agreement contained in this Agreement by Parent of which any Parent’s executive officers has actual knowledge and which, if not timely cured, would reasonably be expected to cause the failure of any of the conditions set forth in Article VII to be satisfied; provided, however, that the delivery of any notice by Parent pursuant to this Section 6.2(c) shall not limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or be deemed to amend or supplement the Parent Disclosure Schedule or constitute an exception to any representation, warranty, covenant or agreement.

SECTION 6.3

Investigation.

(a)

Until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, each of the Company and Parent shall provide the other party and such other party’s (i) officers and employees and (ii) accountants, consultants, legal counsel, financial advisors and agents and other representatives (such Persons described in this clause (ii), collectively, “Representatives”) (x) reasonable access during normal business hours to its and its Subsidiaries’ personnel and properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Law and (y) with such additional accounting, financing, operating, environmental and other data and information regarding the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, as the other such party may request.  Notwithstanding the foregoing, neither the Company nor Parent shall be required to provide such access, data or other information if it (A) would unreasonably disrupt the operations of such party or any of its Subsidiaries, (B) would cause a violation or breach of or default under, or give a third party the right to terminate or accelerate the rights under, any agreement to which such party or any of its Subsidiaries is a party, (C) would cause a risk of a loss of privilege to such party or any of its Subsidiaries, or (D) would constitute a violation of any applicable Law; provided, however, that the Company or Parent, as applicable, shall use its reasonable best efforts to provide such access or such data or information to Parent or the Company, as applicable, in a way that would not give rise to or result in any of the effects or consequences described in any of clauses (A) through (D) of such sentence.  Notwithstanding anything else in this Agreement to the contrary, no information or knowledge obtained by the Company or Parent in any investigation conducted pursuant to the access contemplated by this Section 6.3 shall limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or be deemed to amend or supplement the Company Disclosure Schedule or the Parent Disclosure Schedule or constitute an exception to any representation, warranty, covenant or agreement affect or be deemed to modify any representation or warranty of the parties hereto set forth in this Agreement.

(b)

The parties hereto hereby agree that all information provided to them or their respective officers, directors, employees or Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be subject to the terms and conditions of the Mutual Confidentiality Agreement, dated as of December 11, 2014, between the Company and Parent (the “Confidentiality Agreement”).

SECTION 6.4

Non-Solicitation by the Company.

(a)

Until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, the Company and its Subsidiaries shall not, and the Company shall cause its and their respective officers, directors and employees not to, and the Company shall use its reasonable best efforts to cause its and their respective Representatives not to (and shall not authorize or give permission to its and their respective Representatives to), directly or indirectly: (i) solicit, initiate, seek or knowingly encourage or facilitate the making, submission or announcement of any inquiry, discussion, request, offer or proposal that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (ii) furnish any non-public information regarding the Company or any of its Subsidiaries to, or afford access to the properties, books and records of the Company or any of its Subsidiaries to, any Third Party, in connection with or in response to, or that would be reasonably likely to lead to, a Company Acquisition Proposal, (iii) engage or participate in any discussions or negotiations with any Third Party with respect to, or that would be reasonably likely to lead to, any Company Acquisition Proposal, or (iv) adopt or approve, or enter into any letter of intent, agreement in principle, memorandum of understanding, term sheet, merger agreement, acquisition agreement, option agreement or any other agreement (other than an Acceptable Confidentiality Agreement) or instrument providing for or relating to, any Company Acquisition Proposal; provided, however, that this Section 6.4(a) shall not prohibit (A) the

Company, or the Board of Directors of the Company, directly or indirectly through any officer, employee or Representative, prior to obtaining the Company Stockholder Approval, from taking any of the actions described in  clauses(ii) or (iii) above in response to a  bona fide  written Company Acquisition Proposal received by the Company or its directors, officers, employees or Representatives from a Third Party after the execution and delivery of this Agreement which did not result from or arise in connection with a breach of this Section 6.4 that is not withdrawn if (but only if): (1) the Board of Directors of the Company determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, that such Company Acquisition Proposal constitutes or is reasonably expected to result in a Company Superior Offer, (2) the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to take such action with respect to such Company Acquisition Proposal would be reasonably likely to be inconsistent with the exercise by the Board of Directors of its fiduciary duties under applicable Law, (3) the Company gives to Parent the notice (which notice must state that the Company’s Board of Directors’ has made the determinations contemplated by the foregoing clauses (1) and (2)), required by Section 6.4(b), (4) the Company furnishes any non-public information and/or provides access to such Third Party (or its directors, officers, employees or Representatives) only after such Third Party enters into an Acceptable Confidentiality Agreement with the Company and only pursuant thereto; (B) the Company from waiving any standstill or similar provisions in any Acceptable Confidentiality Agreement entered into after the date of this Agreement in order to permit the counterparty thereto to make a Company Acquisition Proposal; or (C) the Company from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any Company Acquisition Proposal;  provided, however, that compliance with such rules shall not in any way limit or modify the effect that any action taken pursuant to such rules may have under any other provision of this Agreement.

(b)

From and after the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, the Company shall promptly (and in any event within twenty-four (24) hours) notify Parent orally and in writing of its receipt of (i) any Company Acquisition Proposal (whether written, oral or otherwise), (ii) any inquiry or request for information regarding the Company or any of its Subsidiaries or for access to the properties, books and records of the Company or any of its Subsidiaries, in each case, in connection with or in response to a Company Acquisition Proposal, or (iii) any discussions or negotiations sought to be entered into or continued with the Company, any of its Subsidiaries or its or their respective directors, officers, employees or Representatives with any Third Party (or its directors, officers, employees or Representatives) in connection with or in response to a Company Acquisition Proposal.  Any such notice pursuant to the foregoing sentence shall include (A) the identity of the Third Party making or submitting such Company Acquisition Proposal or request, (B) if it is in writing, a copy such Company Acquisition Proposal and any related draft agreements, and (C) if oral, a reasonably detailed summary of any material communications relating to, and the material terms and conditions of, such Company Acquisition Proposal or request.  The Company shall keep Parent reasonably informed on a prompt basis with respect to any change (and in no event later than twenty-four (24) hours following any such change) to any of the financial terms or any other material term or condition of any such Company Acquisition Proposal, including providing the information and documents set forth in clauses (A) through (C) of the foregoing sentence with respect to any material change thereto.  The Company shall promptly provide to Parent any non-public information regarding the Company and its Subsidiaries and promptly provide access to the properties, books and records of the Company and its Subsidiaries provided to any such Third Party which was not previously provided to Parent.  The Company shall not enter into any agreement (or amend or modify any existing agreement) with any Third Party which would prevent the Company or any of its Subsidiaries or their respective Representatives from complying with this Section 6.4.

(c)

Immediately following the execution of this Agreement, the Company shall, and shall cause its Subsidiaries and its and their respective officers, directors and employees, and shall use its reasonable best efforts to cause its and their respective Representatives to, (i) immediately cease and terminate any and all solicitations, discussions or negotiations existing as of the date of this Agreement between the Company or any of its Subsidiaries or any of their respective officers, directors, employees or Representatives and any Third Party (or its Representatives) in connection with or in response to, or that would be reasonably likely to lead to, a Company Acquisition Proposal, and (ii) request that each such Third Party and its Representatives promptly return or destroy all confidential information theretofore furnished thereto by or on behalf of the Company or any of its Subsidiaries (and destroy all analyses and other materials prepared by or on behalf of such Third Party that contain, reflect or analyze such information).  If the Company becomes aware of any material breach by a Third Party (or its Representatives) of any standstill provision to which such Third Party is subject pursuant to any agreement with the Company or any of its Subsidiaries, the Company shall take all necessary actions to enforce such standstill provision.

(d)

Except as otherwise provided in Section 6.4(e), neither the Company nor the Board of Directors of the Company or any committee thereof shall (i) withhold, withdraw or modify, or publicly propose to withhold, withdraw or modify, the Company Recommendation in a manner adverse to Parent and/or Merger Sub, including by failing to include the Company Recommendation in the Proxy Statement, or (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Company Acquisition Proposal (any action described in this Section 6.4(d), a “Company Change of Recommendation”).

(e)

Notwithstanding anything in this Agreement to the contrary, the Board of Directors of the Company may, at any time prior to receipt of the Company Stockholder Approval, effect a Company Change of Recommendation in connection with or relating to a Company Acquisition Proposal (provided that, for the avoidance of doubt, such actions will nonetheless constitute a Company Change of Recommendation) or terminate this Agreement pursuant to Section 8.1(i), if (but only if):

(i)

a bona fide written Company Acquisition Proposal is received by the Company or its directors, officers, employees or Representatives from a Third Party after the execution and delivery of this Agreement which did not result from, arise in connection with a breach of this  Section 6.4  and such Company Acquisition Proposal is not withdrawn;

(ii)

the Board of Directors of the Company determines in good faith after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, that such Company Acquisition Proposal constitutes a Company Superior Offer;

(iii)

the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to effect a Company Change of Recommendation or terminate this Agreement pursuant to Section 8.1(i) with respect to such Company Superior Offer would be reasonably likely to be inconsistent with the exercise of the Board of Directors’ fiduciary duties under applicable Law;

(iv)

the Company provides Parent at least four Business Days’ prior written notice stating that the Company will effect a Company Change of Recommendation pursuant to this  Section 6.4(e)  or terminate this Agreement pursuant to  Section 8.1(i); provided, however, that any change to the financial terms or any other material change to the terms and conditions of any such Company Superior Offer shall require a new written notice to be delivered by the Company to Parent and the Company shall be required to comply again with the requirements of this  Section 6.4(e)  (provided, that references to the four Business Day period above shall be deemed to refer to a three Business Day period in connection with the delivery of any such new notice); and

(v)

at the end of such four Business Day period described in clause (iv) (or three Business Day period, as applicable), the Board of Directors of the Company again determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, and taking into account any adjustment or modification to the terms and conditions of this Agreement proposed by Parent, that the Company Acquisition Proposal continues to constitute a Company Superior Offer and that the failure to effect a Company Change of Recommendation, or terminate this Agreement pursuant to Section 8.1(i), with respect to such Company Superior Offer would be reasonably likely to be inconsistent with the exercise of the Board of Directors’ fiduciary duties under applicable Law.

(f)

The approval of the Company’s Board of Directors or any committee thereof for purposes of causing the Charter Restrictions, the DGCL 203 Restrictions and any other Takeover Law to be inapplicable to the Merger and the other transactions contemplated by this Agreement shall be irrevocable and unconditional and no Company Change of Recommendation or other action shall change such approval or action.

(g)

The Company agrees that any breach of this Section 6.4 by any Representative of the Company or any Subsidiary of the Company who is a director, officer or employee of the Company or any Subsidiary of the Company or who is (i) a senior-level employee or officer (i.e., a managing director (or similar title) or more senior) of any financial advisor or investment bank or (ii) a partner of any law firm, in either case retained by the Company or any Subsidiary of the Company, shall be deemed to be a breach of this Section 6.4 by the Company for all purposes of this Agreement.

SECTION 6.5

Non-Solicitation by Parent.

(a)

Until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, Parent and its Subsidiaries shall not, and Parent shall cause its and their respective officers, directors and employees not to, and Parent shall use its reasonable best efforts to cause its and their respective Representatives not to (and shall not authorize or give permission to its and their respective Representatives to), directly or indirectly: (i) solicit, initiate, seek or knowingly encourage or facilitate the making, submission or announcement of any inquiry, discussion, request, offer or proposal that constitutes, or would reasonably be expected to lead to, a Parent Acquisition Proposal, (ii) furnish any non-public information regarding Parent or any of its Subsidiaries to, or afford access to the properties, books and records of Parent or any of its Subsidiaries to, any Third Party, in connection with or in response to, or that would be reasonably likely to lead to, a Parent Acquisition Proposal, (iii) engage or participate in any discussions or negotiations with any Third Party with respect to, or that would be reasonably likely to lead to, any Parent Acquisition Proposal, or (iv) adopt or approve, or enter into any letter of intent, agreement in principle, memorandum of understanding, term sheet, merger agreement, acquisition agreement, option agreement or any other agreement (other than an Acceptable Confidentiality Agreement) or instrument providing for or relating to, any Parent Acquisition Proposal; provided, however, that this Section 6.5(a) shall not prohibit (A) Parent, or the Board of Directors of Parent, directly or indirectly through any officer, employee or Representative from taking any of the actions described in  clauses (ii)  or  (iii)  above in response to a  bona fide written Parent Acquisition Proposal received by Parent or its directors, officers, employees or Representatives from a Third Party after the execution and delivery of this Agreement which did not result from or arise in connection with a breach of this Section 6.5(a) that is not withdrawn if (but only if): (1) the Board of Directors of Parent determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, that such Parent Acquisition Proposal constitutes or is reasonably expected to result in a Parent Superior Offer, (2) the Board of Directors of Parent determines in good faith, after consultation with outside legal counsel, that the failure to take such action with respect to such Parent Acquisition Proposal would be reasonably likely to be inconsistent with the exercise by the Board of Directors of its fiduciary duties under applicable Law, (3) Parent gives to the Company the notice (which notice must state that Parent’s Board of Directors’ has made the determinations contemplated by the foregoing clauses (1) and (2)), required by Section 6.5(b), (4) Parent furnishes any non-public information and/or provides access to such Third Party (or its directors, officers, employees or Representatives) only after such Third Party enters into an Acceptable Confidentiality Agreement with Parent and only pursuant thereto; (B) Parent from waiving any standstill or similar provisions in any Acceptable Confidentiality Agreement entered into after the date of this Agreement in order to permit the counterparty thereto to make a Parent Acquisition Proposal or (C) Parent from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any Parent Acquisition Proposal; provided, however, that compliance with such rules shall not in any way limit or modify the effect that any action taken pursuant to such rules may have under any other provision of this Agreement.

(b)

From and after the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, Parent shall promptly (and in any event within twenty-four (24) hours) notify the Company orally and in writing of its receipt of (i) any Parent Acquisition Proposal (whether written, oral or otherwise), (ii) any inquiry or request for information regarding Parent or any of its Subsidiaries or for access to the properties, books and records of Parent or any of its Subsidiaries, in each case, in connection with or in response to a Parent Acquisition Proposal, or (iii) any discussions or negotiations sought to be entered into or continued with Parent, any of its Subsidiaries or its or their respective directors, officers, employees or Representatives with any Third Party (or its directors, officers, employees or Representatives) in connection with or in response to, or that would be reasonably likely to lead to, a Parent Acquisition Proposal.  Any such notice pursuant to the foregoing sentence shall include (A) the identity of the Third Party making or submitting such Parent Acquisition Proposal or request, (B) if it is in writing, a copy such Parent Acquisition Proposal and any related draft agreements, and (C) if oral, a reasonably detailed summary of any material communications relating to, and the material terms and conditions of, such Parent Acquisition Proposal or request.  Parent shall keep the Company reasonably informed on a prompt basis with respect to any change (and in no event later than twenty-four (24) hours following any such change) to any of the financial terms or any other material term or condition of any such Parent Acquisition Proposal, including providing the information and documents set forth in clauses (A) through (C) of the foregoing sentence with respect to any material change thereto.  Parent shall promptly provide to the Company any non-public information regarding Parent and its Subsidiaries and promptly provide access to the properties, books and records of Parent and its Subsidiaries provided to any such Third Party which was not previously provided to the Company.  Parent shall not enter into any agreement (or amend or modify any existing agreement) with any Third Party which would prevent Parent or any of its Subsidiaries or their respective Representatives from complying with this Section 6.5(b).

(c)

Immediately following the execution of this Agreement, Parent shall, and shall cause its Subsidiaries and its and their respective officers, directors and employees, and shall use its reasonable best efforts to cause its and their respective Representatives to, (i) immediately cease and terminate any and all solicitations, discussions or negotiations existing as of the date of this Agreement between Parent or any of its Subsidiaries or any of their respective officers, directors, employees or Representatives and any Third Party (or its Representatives) in connection with or in response to a Parent Acquisition Proposal, and (ii) request that each such Third Party and its Representatives promptly return or destroy all confidential information theretofore furnished thereto by or on behalf of Parent or any of its Subsidiaries (and destroy all analyses and other materials prepared by or on behalf of such Third Party that contain, reflect or analyze such information).  If Parent becomes aware of any material breach by a Third Party (or its Representatives) of any standstill provision to which such Third Party is subject pursuant to any agreement with Parent or any of its Subsidiaries, Parent shall take all necessary actions to enforce such standstill provision.

(d)

Except as otherwise provided in Section 6.5(e), neither Parent nor the Board of Directors of Parent or any committee thereof shall (i) withhold, withdraw or modify, or publicly propose to withhold, withdraw or modify, the Parent Recommendation in a manner adverse to the Company, including by failing to include the Parent Recommendation in the Proxy Statement and Form S-4, or (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Parent Acquisition Proposal (any action described in this Section 6.5(d), a “Parent Change of Recommendation”).

(e)

Notwithstanding anything in this Agreement to the contrary, the Board of Directors of Parent may effect a Parent Change of Recommendation in connection with or relating to a Parent Acquisition Proposal (provided that, for the avoidance of doubt, such actions will nonetheless constitute a Parent Change of Recommendation) or terminate this Agreement pursuant to Section 8.1(g), if (but only if):

(i)

a bona fide written Parent Acquisition Proposal is received by Parent or its directors, officers, employees or Representatives from a Third Party after the execution and delivery of this Agreement which did not result from, arise in connection with a breach of this  Section 6.5  and such Parent Acquisition Proposal is not withdrawn;

(ii)

the Board of Directors of Parent determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, that such Parent Acquisition Proposal constitutes a Parent Superior Offer;

(iii)

the Board of Directors of Parent determines in good faith, after consultation with outside legal counsel, that the failure to effect a Parent Change of Recommendation or terminate this Agreement pursuant to Section 8.1(g) with respect to such Parent Superior Offer would be reasonably likely to be inconsistent with the exercise of the Board of Directors’ fiduciary duties under applicable Law;

(iv)

Parent provides the Company at least four Business Days’ prior written notice stating that Parent will effect a Parent Change of Recommendation pursuant to this Section 6.5(e) or terminate this Agreement pursuant to Section 8.1(g); provided, however, that any change to the financial terms or any other material change to the terms and conditions of any such Parent Superior Offer shall require a new written notice to be delivered by Parent to the Company and Parent shall be required to comply again with the requirements of this Section 6.5(e) (provided, that references to the four Business Day period above shall be deemed to refer to a three Business Day period in connection with the delivery of any such new notice); and

(v)

at the end of such four Business Day period described in clause (iv) (or three Business Day period, as applicable), the Board of Directors of Parent again determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, and taking into account any adjustment or modification to the terms and conditions of this Agreement proposed by the Company, that the Parent Acquisition Proposal continues to constitute a Parent Superior Offer and that the failure to effect a Parent Change of Recommendation, or terminate this Agreement pursuant to Section 8.1(g), with respect to such Parent Superior Offer would be reasonably likely to be inconsistent with the exercise of the Board of Directors’ fiduciary duties under applicable Law.

(f)

Parent agrees that any breach of this Section 6.5 by any Representative of Parent or any Subsidiary of Parent who is a director, officer or employee of Parent or any Subsidiary of Parent or who is (i) a senior-level employee or officer (i.e., a managing director (or similar title) or more senior) of any financial advisor or investment bank or (ii) a partner of any law firm, in either case retained by Parent or any Subsidiary of Parent, shall be deemed to be a breach of this  Section 6.5  by Parent for all purposes of this Agreement.

SECTION 6.6

Filings; Other Actions.

(a)

As promptly as reasonably practicable following the date of this Agreement, Parent and the Company shall prepare and file with the SEC the Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus.  The Proxy Statement shall include  (i) unless a Company Change of Recommendation shall have occurred in accordance with Section 6.4(e), the Company Recommendation, (ii) unless a Parent Change of Recommendation shall have occurred in accordance with Section 6.5(e), the Parent Recommendation, (iii) a copy of this Agreement, and (iv) the Company Fairness Opinion and such information that formed the basis for rendering the Company Fairness Opinion as is customary for proxy statements of this type.  Each of Parent and the Company shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Form S-4 effective as long as necessary to consummate the Merger and the other transactions contemplated hereby (or until the termination of this Agreement in accordance with Article VIII).  The Company shall cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the Form S-4 is declared effective under the Securities Act.

(b)

No filing of, or amendment or supplement to, or dissemination to stockholders of, the Form S-4, the Proxy Statement and, except as required under applicable Law or, subject to compliance with Section 6.4 and Section 6.5 (as applicable), in connection with any Acquisition Proposal or Change of Recommendation, all other materials used in connection with the Company Stockholders’ Meeting that (i) constitute “proxy materials” or “solicitation materials” as those terms are used in Rules 14a-1 through 14a-17 under the Exchange Act or (ii) are otherwise used for the “solicitation” of “proxies” as those terms are defined in Rule 14a-1 under the Exchange Act (“Other Proxy Materials”), and no responses to any oral or written request by the SEC with respect to the Proxy Statement, the Form S-4 or the Other Proxy Materials, will be made by Parent or the Company, as applicable, without providing the other party (and its Representatives) a reasonable opportunity to review and comment thereon (and good faith consideration by Parent or the Company, as applicable, of all such comments).  Parent or the Company, as applicable, will advise the other promptly after it receives oral or written notice of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any oral or written request by the SEC with respect to the Proxy Statement, the Form S-4 or the Other Proxy Materials or comments thereon or requests by the SEC for additional information, and will promptly provide the other with copies of any written communication from the SEC or any state securities commission and will use reasonable best efforts to promptly respond to any such request or comments by the SEC (subject to this Section 6.6(b)).

(c)

If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent or the Company which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the respective stockholders of Parent and/or the Company, as applicable (subject to Section 6.6(b)).

(d)

The Company shall take all actions necessary in accordance with applicable Law and the Company Organizational Documents to duly give notice of, convene and hold a meeting of its stockholders, to be held as promptly as practicable after the Form S-4 is declared effective under the Securities Act, to consider the adoption of this Agreement (the “Company Stockholders’ Meeting”).  The Company will, except in the case of a Company Change of Recommendation in accordance with Section 6.4(e), use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and to take all other action reasonably necessary or advisable to secure the vote or consent of its stockholders required by applicable Law to obtain such approvals.

(e)

The Company will use reasonable best efforts to hold the Company Stockholders’ Meeting as soon as reasonably practicable after the date of this Agreement.  Notwithstanding anything to the contrary in this Agreement but subject to the DGCL, the Company’s obligation to give notice of, convene and hold the Company Stockholders’ Meeting shall not be limited, or otherwise affected, by the commencement, disclosure, announcement or submission of any Company Acquisition Proposal or Parent Acquisition Proposal, and the Company shall not change the record date for the Company Stockholders’ Meeting or postpone or adjourn the Company Stockholders’ Meeting without the prior written consent of the Parent, which consent shall not be unreasonably withheld, conditioned or delayed.  In addition, without the prior written consent, , which consent shall not be unreasonably withheld, conditioned or delayed, of Parent, the adoption of the Merger Agreement shall be the only proposal to be voted on at the Company Stockholders’ Meeting.

SECTION 6.7

Company Stock Options, Company RSUs and Company Warrants.  At the Effective Time, each Company Stock Option, Company RSU and Company Warrant, whether vested or unvested, that is outstanding immediately prior to the Effective Time (each, a “Converted Option”) shall, automatically and without any action on the part of the holders thereof, cease to be an option or warrant, as applicable, to purchase Company Common Stock and shall be converted into an option or warrant, as applicable, to purchase Parent Common Stock.  All Converted Options shall continue to have, and shall continue to be subject to, the same terms and conditions applicable to the corresponding Company Stock Option, Company RSU or Company Warrant, as applicable; provided, however, that: (i) the aggregate number of shares of Parent Common Stock subject to such Converted Option shall be (x) the aggregate number of shares of Company Common Stock, multiplied by (y) the Exchange Ratio; and (ii) the per share exercise price applicable to such Converted Option shall be (x) the per share exercise price applicable to such Converted Option immediately prior to the Effective Time, divided by (y) the Exchange Ratio. Prior to the Effective Time, the Company shall make such amendments and take such other actions with respect to the Company Stock Options, Company RSUs and Company Warrants as shall be necessary to effect the adjustment referred to in this Section, including notifying all holders of any applicable Company Stock Options, Company RSUs and Company Warrants of such adjustment.

SECTION 6.8

Approvals; Reasonable Best Efforts.

(a)

Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall, and shall cause its Affiliates to, use its reasonable best efforts (subject to, and in accordance with, applicable Law) to take, or cause to be taken, promptly all actions, and to do, or cause to be done, promptly and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Law to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including: (i) obtaining all necessary actions or nonactions, waivers, consents and approvals, including the Company Approvals and the Parent Approvals, from Governmental Entities and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining all necessary consents, approvals or waivers from third parties, (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall the Company, Parent or any of their respective Subsidiaries be required to pay, prior to the Effective Time, any fee, penalty or other consideration to any third party (including any Governmental Entity) for any consent or approval required under any contract or agreement for the consummation of the transactions contemplated by this Agreement other than customary filing fees required in connection with any registration or filings referred to in clause (i) above.

(b)

Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall use reasonable best efforts to cooperate with each other in (i) determining whether any filings are required to be made with, or other consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such other consents, permits, authorizations or approvals.  Subject to applicable legal limitations and the instructions of any Governmental Entity, each party hereto shall use reasonable best efforts to keep each other apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to such transactions.  The Company and Parent shall permit counsel for the other party a reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Entity in connection with the transactions contemplated hereby.  Each of the Company and Parent agrees not to participate in any meeting or discussion, either in Person or by telephone, with any Governmental Entity in connection with the transactions contemplated hereby unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate.

(c)

Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.8 shall limit a party’s right to terminate this Agreement pursuant to Section 8.1(b) or 8.1(c) so long as such party has, prior to such termination, complied with its obligations under this Section 6.8.

SECTION 6.9

Takeover Law.  If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated hereby, each of the Company and Parent shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

SECTION 6.10

Public Announcements.  Except with respect to any action taken in accordance with the provisions of Section 6.4 or Section 6.5, so long as this Agreement is in effect, the parties shall use reasonable best efforts to consult with each other before issuing, and provide each other reasonable opportunity to review and comment upon (and reasonably consider such comments), any press release or any public announcement primarily relating to this Agreement or the transactions contemplated hereby.  Parent and the Company agree to issue a mutually acceptable initial joint press release announcing this Agreement.

SECTION 6.11

Indemnification and Insurance.

(a)

Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or its Subsidiaries as provided in their respective certificates of incorporation or by-laws or other organization documents or in any agreement to which the Company or any of its Subsidiaries is a party, shall survive the Merger and shall continue in full force and effect.  For a period of six (6) years from the Effective Time, Parent and the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any of its Subsidiary’s certificate of incorporation and by-laws or similar organization documents in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries with any of their respective directors, officers or employees in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.

(b)

Prior to the Effective Time, the Company shall purchase directors’ and officers’ liability “tail” insurance coverage, for a period of six (6) years after the Effective Time, covering the directors and officers of the Company and its Subsidiaries who are currently covered by the Company’s existing directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred before the Effective Time, on terms and conditions no less favorable to such directors and officers than those in effect on the date of this Agreement.  The costs and expenses relating to such “tail” insurance coverage shall be paid prior to the Effective Time and shall be allocated between the Company and Parent as follows: (i) Parent shall pay for the lesser of fifty percent (50%) of such costs and expenses or Thirty Five Thousand Dollars ($35,000); and (ii) the Company shall pay the balance of such costs and expenses. The parties acknowledge and agree that any such costs or expenses allocated to the Company pursuant to the foregoing sentence which are not paid in full by the Company prior to the Effective Time shall be included as a Current Liability for purposes of determining the Net Debt Amount.

(c)

From and after the Effective Time and until the sixth anniversary thereof, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director or officer of the Company or any of its Subsidiaries and each individual who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any of its Subsidiaries (each, together with such individual’s heirs, executors or administrators, an “Indemnified Party”), in each case against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law;  provided, however, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such individual is not entitled to indemnification), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with any action or omission by them in their capacities as such occurring or alleged to have occurred whether before or after the Effective Time (including acts or omissions in connection with such individuals serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company).  In the event of any such Action, Parent and the Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such Action.

(d)

The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificate of incorporation or by-laws or other organization documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, the DGCL or otherwise.  The provisions of this Section 6.11 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

(e)

In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or the purchaser of its assets and properties shall assume the obligations set forth in this Section 6.11.

SECTION 6.12

Control of Operations.  Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (a) nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, the right to control or direct the other party’s operations prior to the Effective Time and (b) prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

SECTION 6.13

Section 16 Matters.  Prior to the Effective Time, Parent and the Company shall use reasonable best efforts to take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.14

Reorganization Treatment.  The parties to this Agreement intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code and this Agreement is a “plan of reorganization” within the meaning of Treas. Reg. Section 1.368-2(g), and each shall not, and shall not permit any of their respective Subsidiaries to, take any action, or fail to take any action, that would reasonably be expected to jeopardize the qualification of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

SECTION 6.15

Stock Exchange Listing.  Promptly after the Closing Date, Parent shall use its reasonable best efforts to cause the Parent Common Stock to be approved for listing on the NYSE MKT or the NASDAQ Capital Markets, subject to official notice of issuance.

SECTION 6.16

Governance Matters.  As of the Effective Time, the Board of Directors of Parent shall take such action as is required to: (a) increase the number of members of the Board of Directors of Parent from five (5) members to seven (7) members; (b) cause one (1) of the members of the Board of Directors to resign; (c) to elect Stephen Adele as a member of the Board of Directors; and (d) to elect two (2) other individuals that would qualify as independent directors as members of the Board of Directors (as such two (2) other individuals are designated by the Company to Parent in writing prior to the Effective Time and that are reasonably acceptable to Parent).  From and after the Effective Time, each person designated as a director of Parent shall serve as a director until such person’s successor shall be elected and qualified or until such person’s earlier death, resignation or removal in accordance with the Parent Organizational Documents, as amended.

SECTION 6.17

Tax Matters.  From and after the date hereof and prior to the Effective Time or the date, if any on which this Agreement is earlier terminated pursuant to Section 8.1, each of Parent and the Company (i) shall keep the other reasonably apprised of the status of any material Tax matters and (ii) shall not settle or compromise any material Tax liability or refund without first using reasonable good faith efforts to consult in good faith with the other party if such settlement or compromise could have an adverse effect that, individually or in the aggregate, is material to Parent and its Subsidiaries or the Company and its Subsidiaries respectively.

SECTION 6.18

Employment Agreement.  The Company shall, at or prior to the Closing, cause Stephen Adele to execute and deliver to Parent the employment agreement in the form attached hereto as Exhibit D.

SECTION 6.19

Employee Benefits.

(a)

As used in this Section 6.19 the term “Continuing Employees” shall mean employees of the Company or any of its Subsidiaries immediately prior to the Effective Time who are employed by the Surviving Corporation or its Subsidiaries immediately after the Effective Time.

(b)

Parent shall deem, and shall cause the Surviving Corporation and Parent’s other Subsidiaries to deem, Prior Service to have been employment and service with Parent, the Surviving Corporation or applicable Subsidiary for benefit plan eligibility, vesting and accrual purposes for such employee benefit plans, programs, policies or arrangements maintained by Parent or a Subsidiary of Parent primarily for the benefit of its employees for which the Continuing Employees are eligible to the extent service with Parent, the Surviving Corporation or applicable Subsidiary is recognized under any such plan, program, policy or arrangement, provided that such service credit does not result in a duplication of benefits. For purposes of this Section 6.19(b), “Prior Service” shall mean (i) the period of employment with the Company and any of its Subsidiaries (and with predecessor employers to the Company and its Subsidiaries, but only to the extent that the Company Plans have granted service credit for the period of employment with such predecessor employers), and (ii) the period of uninterrupted employment with Parent, any Subsidiary of Parent and any predecessor of any such entity if such employment ended immediately prior to employment by the Company or a Subsidiary, but only to the extent that the Company Plans would grant service credit for the period of employment with Parent, any Subsidiary of Parent or any predecessor of any such entity.

(c)

Continuing Employees shall be eligible to receive benefits and enroll in Parent’s employee benefit plans (“Parent Plans”) on a basis consistent with Parent’s applicable human resources policies.   Until such time that the Continuing Employees are provided benefits by Parent, Parent shall cause the Surviving Corporation to continue to maintain each Company Plan in such form as in effect as of the date of this Agreement. Each Continuing Employee who continues as an employee of the Surviving Corporation shall be eligible to continue to participate in the Company Plans in the same manner and to the same extent as such Continuing Employee participated immediately prior to the Effective Time until such Continuing Employee’s enrollment in the Parent Plans.  Upon enrollment in the Parent Plans, Parent shall, to the extent permitted by the Parent Plans, cause (i) the waiver of all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any welfare benefit plans that such employees may be eligible to participate in on or after Closing, other than limitations or waiting periods that are already in effect with respect to such employees under the Company Plans and that have not been satisfied as of the date of enrollment in the Parent Plans, (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the date of enrollment in the Parent Plans for purposes of satisfying any applicable deductible or out of pocket requirements under the Parent Plans for the year in which the Continuing Employee becomes eligible to participate in the Parent Plans (but only to the extent that such co-payments and deductibles paid prior to the date of enrollment in the Parent Plans satisfied any applicable deductible or out of pocket requirements under the Company Plans for such year), and (iii) recognize and honor any accrued but unused vacation, holidays or sick or personal days.

(d)

Notwithstanding the foregoing, nothing contained herein, whether express or implied, shall be treated as an amendment or other modification of any Company employee benefit plan (“Company Plans”) or other employee benefit plan or arrangement. In the event that (i) a party other than the Parent, the Company or any of their Subsidiaries makes a claim or takes other action to enforce any provision in this Agreement as an amendment to any Company Plan or other employee benefit plan or arrangement, and (ii) such provision is deemed to be an amendment to such Company Plan or other employee benefit plan or arrangement even though not explicitly designated as such in this Agreement, then such provision shall lapse retroactively and shall have no amendatory effect.

(e)

Nothing in this Section 6.19, or anything else in this Agreement, shall create: (i) any third party beneficiary or other rights of any kind in any employee, former employee or any beneficiary or dependent of any employee or former employee of the Company; (ii) any obligation for the Parent or its Affiliates to continue the employment of any employee of the Company or to continue or maintain any Parent Plans.

ARTICLE VII.
CONDITIONS TO THE MERGER

SECTION 7.1

Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties, to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:

(a)

The Company Stockholder Approval shall have been obtained.

(b)

The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(c)

No Order or any other Law shall have been adopted, issued, enacted, promulgated, enforced or entered by any Governmental Entity that remains in effect and which has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Merger and the other transactions contemplated hereby.

(d)

No Action shall be pending or threatened by or before any court or Governmental Entity which seeks to restrain, enjoin or otherwise prohibit the consummation of the Merger and the other transactions contemplated hereby.

(e)

Other than filing the Certificate of Merger in accordance with the DGCL, all authorizations, consents and approvals of all Governmental Entities required to be obtained prior to consummation of the Merger shall have been obtained, except for such authorizations, consents, and approvals the failure of which to be obtained individually or in the aggregate would not have or result in, a Company Material Adverse Effect or a Parent Material Adverse Effect.

SECTION 7.2

Conditions to Obligation of the Company to Effect the Merger.  The obligation of the Company to effect the Merger is further subject to the fulfillment of, or the waiver by the Company, to the extent permitted by applicable Law, on or prior to the Effective Time of, the following conditions:

(a)

(i) The representations and warranties of Parent and Merger Sub set forth in Section 5.1, Section 5.2, Section 5.3, and Section 5.10(b) shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct as of such other date or time), except for de minimis inaccuracies with respect to the representations and warranties in  Section 5.2  and Section 5.3, and (ii) the representations and warranties of Parent and Merger Sub set forth in Article V other than those referenced in clause (i) of this Section 7.2(a) shall be true and correct (disregarding any qualifications with respect to materiality or “Parent Material Adverse Effect” contained therein) both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct as of such other date or time), except, in the case of this  clause (ii), where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)

Parent shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c)

Since the date of this Agreement, there shall not have occurred any event, change, effect, development, condition, state of facts or occurrence that, individually or in the aggregate, has had or would be reasonably be expected to have a Parent Material Adverse Effect.

(d)

Parent shall have executed and delivered the employment agreement with Stephen Adele in the form attached hereto as Exhibit D.

(e)

Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c) have been satisfied.

SECTION 7.3

Conditions to Obligation of Parent to Effect the Merger.  The obligation of Parent to effect the Merger is further subject to the fulfillment of, or the waiver by Parent on or prior to the Effective Time of, the following conditions:

(a)

(i) The representations and warranties of the Company set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.10(b), Section 4.17 and Section 4.18 shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct as of such other date or time), except for  de minimis  inaccuracies with respect to the representations and warranties in Section 4.2  and Section 4.3, (ii) the representations and warranties of the Company set forth in Article IV other than those referenced in clause (i) of this Section 7.3(a) shall be true and correct (disregarding any qualifications with respect to materiality or “Company Material Adverse Effect” contained therein) both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct as of such other date or time), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

The Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c)

Since the date of this Agreement, there shall not have occurred any event, change, effect, development, condition, state of facts or occurrence that, individually or in the aggregate, has had or would be reasonably be expected to have a Company Material Adverse Effect.

(d)

No more than five percent (5%) of the total issued and outstanding shares of Company Common Stock and Company Preferred Stock, in the aggregate, shall have delivered to the Company a demand for appraisal of such shares pursuant to Section 262 of the DGCL.

(e)

The Company shall have caused Stephen Adele to have executed and delivered the employment agreement with the Parent in the form attached hereto as Exhibit D.

(f)

The Parent shall have received from US Bank, National Association: (i) if required, written consent to the transactions contemplated by this Agreement; and (ii) a written commitment to provide the

Parent and the Surviving Corporation with additional financing, on terms that are reasonably satisfactory to Parent, in an amount sufficient to satisfy all debts, obligations and liabilities of the Company pursuant to the Company’s existing financing arrangements with Colorado Business Bank West, and to financing the Surviving Corporation’s working capital and operating requirements following Closing.

(g)

The Company shall have delivered to Parent a certificate, dated the Effective Time and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Sections 7.3(a), 7.3(b) and 7.3(c) have been satisfied.

SECTION 7.4

Frustration of Closing Conditions.  Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party’s willful and material breach of any provision of this Agreement or the willful and material breach of its obligation to use its reasonable best efforts to consummate the Merger and the other transactions contemplated hereby, as required by and subject to Section 6.8.  For purposes of this Agreement, “willful and material breach” shall mean a deliberate act or a deliberate failure to act by an officer or other senior executive of the applicable party, which act or failure to act constitutes in and of itself a material breach of this Agreement, and which breach was the conscious object of the act or failure to act.

ARTICLE VIII.
TERMINATION

SECTION 8.1

Termination or Abandonment.  Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval (except as otherwise provided below):

(a)

by the mutual written consent of the Company and Parent;

(b)

by either Parent or the Company if the Merger shall not have been consummated on or prior to September 30, 2015 (as may be extended pursuant to the proviso of this  clause (b), the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to a party whose failure to perform or comply in all material respects with the covenants and agreements of such party set forth in this Agreement was the principal cause of the failure of the Closing to occur by such date;

(c)

by either the Company or Parent, if any Order or other Law shall have been issued, enforced or entered by any Governmental Entity that has the effect of permanently precluding, restraining, enjoining or otherwise prohibiting the consummation of the Merger and the other transactions contemplated hereby and such Order or other Law shall have become final and non-appealable;  provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a party that has breached Section 6.8;

(d)

by either the Company or Parent, if the Company Stockholders’ Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Stockholder Approval contemplated by this Agreement shall not have been obtained; provided,  however, that any termination pursuant to this Section 8.1(d) shall be deemed a termination pursuant to Section 8.1(g) or Section 8.1(l), as the case may be, if at the time of such termination Parent is permitted to terminate this Agreement pursuant thereto;

(e)

by the Company, if Parent shall have materially breached or materially failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement (other than Section 6.5), which breach or failure to perform (i) would result in a failure of a condition set forth in Section 7.1 or Section 7.2 and (ii) shall not have been cured within 30 days following receipt by Parent of written notice of such breach from the Company (such notice to describe such breach in reasonable detail), or which breach, by its nature, cannot be cured prior to the End Date (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

(f)

by Parent, if the Company shall have materially breached or materially failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement (other than Section 6.4), which breach or failure to perform (i) would result in a failure of a condition set forth in Section 7.1 or Section 7.3 and (ii) shall not have been cured within 30 days following receipt by the Company of written notice of such breach from Parent (such notice to describe such breach in reasonable detail), or which breach, by its nature, cannot be cured prior to the End Date (provided  that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

(g)

by Parent, in the event (x) a Company Change of Recommendation shall have occurred (whether or not permitted by this Agreement) and/or (y) the Company or any of its directors and/or officers shall have breached (or shall be deemed to have breached) Section 6.4 in any material respect;

(h)

by the Company, in the event (x) a Parent Change of Recommendation shall have occurred (whether or not permitted by this Agreement) and/or (y) Parent or any of its directors and/or officers shall have breached (or shall be deemed to have breached) Section 6.5 in any material respect;

(i)

by the Company at any time prior to obtaining the Company Stockholder Approval, if (x) the Board of Directors of the Company has authorized the Company to enter into a definitive agreement with respect to a Company Superior Offer, (y) the Company has complied in all material respects with its obligations under Section 6.4(e) and (z) within a reasonable period after the termination of this Agreement, the Company enters into a definitive agreement with respect to the Company Superior Offer referred to in the foregoing  clause (x); provided, that the right of the Company to terminate this Agreement pursuant this Section 8.1(i) is conditioned on and subject to the payment by the Company to Parent of the Company Termination Fee in accordance with Section 8.3 and any purported termination by the Company pursuant to this Section 8.1(i) shall be void and of no force or effect unless the Company pays to Parent the Company Termination Fee in accordance with Section 8.3;

(j)

by Parent at any time, if (x) the Board of Directors of Parent has authorized Parent to enter into a definitive agreement with respect to a Parent Superior Offer, (y) Parent has complied in all material respects with its obligations under Section 6.5(e) and (z) within a reasonable period after the termination of this Agreement, Parent enters into a definitive agreement with respect to the Parent Superior Offer referred to in the foregoing  clause (x); provided, that the right of Parent to terminate this Agreement pursuant this Section 8.1(j) is conditioned on and subject to the payment by Parent to the Company of the Parent Termination Fee in accordance with Section 8.3 and any purported termination by Parent pursuant to this Section 8.1(j) shall be void and of no force or effect unless Parent pays to the Company the Parent Termination Fee in accordance with  Section 8.3;

(k)

by the Company if (i) the Board of Directors of Parent shall fail to recommend against any Parent Acquisition Proposal (including, in the case of any Parent Acquisition Proposal subject to Regulation 14D of the Exchange Act, failing to recommend against such Parent Acquisition Proposal in a solicitation or recommendation statement on Schedule 14D-9) within ten Business Days after the commencement of such Parent Acquisition Proposal;  provided  that the Company exercises such termination right within five Business Days after the end of such ten Business Day period, (ii) the Board of Directors of Parent shall fail to publicly reaffirm the Parent Recommendation within ten Business Days following a written request therefor by the Company (provided, that the Company may only make such request an aggregate of three times plus an additional request for every new Parent Acquisition Proposal plus an additional request for every material change to a previously announced Parent Acquisition Proposal);  provided that the Company exercises such termination right within five Business Days after the end of such ten Business Day period, (iii) the Board of Directors of Parent or any committee thereof or Parent shall grant to any Third Party any waiver, exemption or release under, or terminate, amend or otherwise modify any standstill or similar provisions in any standstill, confidentiality or similar agreement with respect to any class of equity securities of Parent or any of its Subsidiaries, or otherwise request that any party thereto take any action that would otherwise be prohibited thereunder had such request not been made, or take any action that would render the provisions thereof ineffective (in each case other than a waiver by Parent of any standstill or similar provisions in any Acceptable Confidentiality Agreement entered into after the date of this Agreement in order to permit the counterparty thereto to make a Parent Acquisition Proposal), (iv) the Board of Directors of Parent or any committee thereof shall approve any transaction under, or any Third Party becoming an “interested stockholder” under, Section 203 of the DGCL (or similar concepts under any other applicable Takeover Law), or (v) the Board of Directors of Parent or any committee thereof shall resolve, propose, agree or publicly announce an intention to do any of the foregoing; and

(l)

by Parent if (i) the Board of Directors of the Company shall fail to recommend against any Company Acquisition Proposal (including, in the case of any Company Acquisition Proposal subject to Regulation 14D of the Exchange Act, failing to recommend against such Company Acquisition Proposal in a solicitation or recommendation statement on Schedule 14D-9) within ten Business Days after the commencement of such Company Acquisition Proposal;  provided  that Parent exercises such termination right within five Business Days after the end of such ten Business Day period, (ii) the Board of Directors of the Company shall fail to publicly reaffirm the Company Recommendation within ten Business Days following a written request therefor by Parent ( provided , that Parent may only make such request an aggregate of three times plus an additional request for every new Company Acquisition Proposal plus an additional request for every material change to a previously announced Company Acquisition Proposal); provided that Parent exercises such termination right within five Business Days after the end of such ten Business Day period, (iii) the Board of Directors of the Company or any committee thereof or the Company shall grant to any Third Party any waiver, exemption or release under, or terminate, amend or otherwise modify any standstill or similar provisions in any standstill, confidentiality or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, or otherwise request that any party thereto take any action that would otherwise be prohibited thereunder had such request not been made, or take any action that would render the provisions thereof ineffective (in each case other than a waiver by the Company of any standstill or similar provisions in any Acceptable Confidentiality Agreement entered into after the date of this Agreement in order to permit the counterparty thereto to make a Company Acquisition Proposal), (iv) the Board of Directors of the Company or any committee thereof shall approve any transaction under, or any Third Party becoming, an “interested stockholder” under, Section 203 of the DGCL (or similar concepts under any other applicable Takeover Law), (v) the Board of Directors of the Company or any committee thereof shall render any Charter Restrictions inapplicable to any Company Acquisition Transaction, or (vi)  the Board of Directors of the Company or any committee thereof shall resolve, propose, agree or publicly announce an intention to do any of the foregoing.

SECTION 8.2

Effect of Termination.  In the event of a termination of this Agreement pursuant to Section 8.1, this Agreement shall terminate (except for the provisions of the Confidentiality Agreement, Section 6.3(b), Section 6.10, Article IX and any definitions referenced in the foregoing), and there shall be no other liability on the part of the Company, on the one hand, and Parent or Merger Sub, on the other hand, to the other except liability arising out of fraud or any willful and material breach of this Agreement that occurred prior to such termination or as provided for in the Confidentiality Agreement or the Voting Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity with respect thereto, except as otherwise provided in Sections 8.3(e) and (f).

SECTION 8.3

Termination Fee.

(a)

If this Agreement is terminated (or is deemed to be terminated) (x) by Parent pursuant to Section 8.1(g) or Section 8.1(l), (y) by the Company pursuant to Section 8.1(i), or (z) by the Company or Parent pursuant to Section 8.1(d) or by Parent pursuant to Section 8.1(f), and in each case of this clause (z), (A) at any time on or after the date of this Agreement and prior to any such termination of this Agreement a Company Acquisition Proposal shall have been publicly announced or otherwise communicated to a member of senior management or any director of the Company (or any Third Party shall have publicly announced or communicated a  bona fide  intention, whether or not conditional, to make a Company Acquisition Proposal) that has not been withdrawn prior to the taking of the vote of the stockholders of the Company at the Company Stockholders’ Meeting or, in the event no such vote has been taken, at the time of such termination of this Agreement, and (B) within 12 months following the date of such termination of this Agreement, (i) with respect to a termination (or deemed termination) pursuant to Section 8.1(d), (1) any Company Acquisition Transaction (regardless of when the applicable Company Acquisition Proposal was made) is consummated or (2) a definitive agreement with respect to any Company Acquisition Transaction is entered into or the Company’s Board of Directors shall have recommended a Company Acquisition Transaction to its stockholders (in the case of this clause (2), which Company Acquisition Transaction shall thereafter be consummated (regardless of whether within or outside of such 12-month period)), or (ii) with respect to a termination (or deemed termination) pursuant to Section 8.1(f), (1) a Company Acquisition Transaction is consummated with the Person or group who made the Company Acquisition Proposal described in clause (A) above (or any group to which such Person or group forms a part) or (2) a definitive agreement with respect to a Company Acquisition Transaction is entered into with the Person or group who made the Company Acquisition Proposal described in clause (A) above (or any group to which such Person or group forms a part) or the Company’s Board of Directors shall have recommended to its stockholders a Company Acquisition Transaction with the Person or group who made the Company Acquisition

Proposal described in clause (A) above (or any group to which such Person or group forms a part) (in the case of this clause (2), which Company Acquisition Transaction shall thereafter be consummated (regardless of whether within or outside of such 12-month period)) (provided, that for purposes of this clause (z), each reference to “20%” in the definition of Company Acquisition Transaction shall be deemed to be a reference to “50%”), then in each case of clauses (x), (y) and (z), the Company shall pay to Parent the Company Termination Fee. The Company Termination Fee and the Company Expense Reimbursement shall be paid by the Company to the Parent by wire transfer of immediately available funds.  The Company Termination Fee shall be paid by the Company to the Parent (1) in the case of clause (x) above, within two Business Days after termination of this Agreement, (2) in the case of  clause (y) above, upon termination of this Agreement, or (3) in the case of clause (z) above, upon the consummation of such Company Acquisition Transaction.

(b)

If this Agreement is terminated (or is deemed to be terminated) (x) by the Company pursuant to Section 8.1(h) or Section 8.1(k), (y) by Parent pursuant to Section 8.1(j) or (z) by the Company pursuant to Section 8.1(e), and in each case of this clause (z), (A) at any time on or after the date of this Agreement and prior to any such termination of this Agreement a Parent Acquisition Proposal shall have been publicly announced or otherwise communicated to a member of senior management or any director of Parent (or any Third Party shall have publicly announced or communicated a  bona fide  intention, whether or not conditional, to make a Parent Acquisition Proposal) that has not been withdrawn prior to the time of such termination of this Agreement, and (B) within 12 months following the date of such termination of this Agreement, with respect to a termination (or deemed termination) pursuant to Section 8.1(e), (1) a Parent Acquisition Transaction is consummated with the Person or group who made the Parent Acquisition Proposal described in clause (A) above (or any group to which such Person or group forms a part) or (2) a definitive agreement with respect to a Parent Acquisition Transaction is entered into with the Person or group who made the Parent Acquisition Proposal described in clause (A) above (or any group to which such Person or group forms a part) or the Parent’s Board of Directors shall have recommended to its stockholders a Parent Acquisition Transaction with the Person who made the Parent Acquisition Proposal described in clause (A) above (or any group to which such Person or group forms a part) (in the case of this clause (2), which Parent Acquisition Transaction shall thereafter be consummated (regardless of whether within or outside of such 12-month period)) (provided, that for purposes of this  clause (z), each reference to “20%” in the definition of Parent Acquisition Transaction shall be deemed to be a reference to “50%”), then in each case of clauses (x), (y) and (z), Parent shall pay to the Company the Parent Termination Fee. The Parent Termination Fee shall be paid by Parent to the Company by wire transfer of immediately available funds.  The Parent Termination Fee shall be paid by the Parent to the Company (1) in the case of clause (x) above, within two Business Days after termination of this Agreement, (2) in the case of clause (y) above, upon termination of this Agreement, or (3) in the case of clause (z) above, upon the consummation of such Parent Acquisition Transaction.

(c)

Subject to the parties’ right to specifically enforce the terms of this Agreement pursuant to Section 9.5(a) prior to the valid termination of this Agreement, but notwithstanding any other provision of this Agreement to the contrary, Parent and Merger Sub agree that (i) Parent’s right to receive the payment of the Company Termination Fee, as and when set forth in Section 8.3(a), shall be the sole and exclusive remedy of Parent and Merger Sub against the Company, any of the Company’s Subsidiaries or any of their respective former, current or future Representatives, stockholders, general or limited partners, members, managers, directors, officers, employees, agents, assignees or Affiliates (collectively, the “Company Related Parties”) for all losses and damages suffered as a result of the failure of the Merger or the other transactions contemplated by this Agreement to be consummated or for any other breach or failure to perform hereunder or otherwise, and (ii) none of the Company Related Parties shall have any liability or obligation, in any such case (clause (i) or (ii)) relating to, arising out of or with respect to this Agreement or any of the transactions contemplated hereby (whether relating to, arising out of or with respect to any matter(s) forming the basis for such termination or otherwise).   Without limitation of the foregoing, none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any proceeding, claim, suit or action against, or seek damages from, any of the Company Related Parties in contravention of the preceding sentence.   Under no circumstances shall the Company Termination Fee be payable by the Company more than once.

(d)

Subject to the parties’ right to specifically enforce the terms of this Agreement pursuant to Section 9.5(a) prior to the valid termination of this Agreement, but notwithstanding any other provision of this Agreement to the contrary, the Company agrees that (i) its right to receive the payment of the Parent Termination Fee, as and when set forth in Section 8.3(b), shall be the sole and exclusive remedy of the Company against Parent, any of Parent’s Subsidiaries or any of their respective former, current or future Representatives, stockholders, general or limited partners, members, managers, directors, officers, employees, agents, assignees or Affiliates (collectively, the “Parent Related Parties”) for all losses and damages suffered as a result of the failure of the Merger or the other transactions contemplated hereby to be consummated or for any other breach or failure to perform hereunder or otherwise, and (ii) none of the Parent Related Parties shall have any liability or obligation, in any such case (clause (i) or (ii)) relating to, arising out of or with respect to this Agreement or any of the transactions contemplated hereby (whether relating to, arising out of or with respect to any matter(s) forming the basis for such termination or otherwise).  Without limitation of the foregoing, none of the Company, the Company’s Subsidiaries, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any proceeding, claim, suit or action against, or seek damages from, any of the Parent Related Parties in contravention of the preceding sentence.  Under no circumstances shall the Parent Termination Fee be payable by Parent more than once.

(e)

Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated hereby, (ii) the Parent Termination Fee or the Company Termination Fee, as the case may be, is not a penalty, but constitutes liquidated damages, in a reasonable amount that will compensate the Company or Parent, as the case may be, in the circumstances in which the Parent Termination Fee or the Company Termination Fee, as the case may be, is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, and (iii) without these agreements, the parties would not enter into this Agreement.  If either the Company or Parent fails to pay the Company Termination Fee or the Parent Termination Fee, as the case may be, when due, and, in order to obtain such payment, the other party commences a suit that results in a judgment against the defaulting party for such Company Termination Fee or Parent Termination Fee, as the case may be, the defaulting party shall pay to the other party its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such suit, together with interest on the amount of the Parent Termination Fee or the Company Termination Fee, as the case may be, from the date such payment was required to be made until the date of payment at the prime rate as published in the “Money Rates” section of the Wall Street Journal, Midwest Edition, in effect on the date such payment was required to be made.

ARTICLE IX.
MISCELLANEOUS

SECTION 9.1

No Survival.  None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, except for covenants and agreements that contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.

SECTION 9.2

Expenses.  Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except that the expenses incurred in connection with the printing, filing and mailing of the Proxy Statement (including applicable SEC filing fees) shall be borne equally by Parent and the Company.  Notwithstanding anything in this Section 9.2 to the contrary, all costs and expenses of the Company incurred or payable in connection with the Merger Agreement and the transactions contemplated hereby shall be paid in full prior to the Effective Time (and, to the extent not paid in full prior to the Effective Time, shall be included as a Current Liability for purposes of determining the Net Debt Amount).

SECTION 9.3

Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile transmission, or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

SECTION 9.4

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

SECTION 9.5

Jurisdiction; Specific Enforcement.

(a)

The parties agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that, prior to the valid termination of this Agreement in accordance with Article VIII, and in addition to any other remedy that may be available to it, including monetary damages, each of the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.5(a) and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(b)

In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9.5(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each party agrees that (x) service of all process, including the summons and complaints, in any action or proceeding with respect to this Agreement may be made by registered or certified mail, return receipt requested, to such party at its address set forth in Section 9.7, and (y) any service pursuant to clause (x) is sufficient to confer personal jurisdiction over such party in such action or proceeding and otherwise constitutes effective and binding service in every respect.

SECTION 9.6

WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 9.7

Notices.  Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when (a) delivered to the appropriate address by hand or by recognized overnight courier service (costs prepaid), (b) sent by facsimile or email with confirmation of transmission by the transmitting equipment, or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or email addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, email address or person as a party hereto may designate by notice to the other parties in accordance with this Section):

To Parent or Merger Sub:

FitLife Brands, Inc.

4509 S. 143rd Street, Suite 1

Omaha, Nebraska 68137

Attention: Michael Abrams

Facsimile: (402) 884-1816

Email: mabrams@fitlifebrands.com

With a copy to:

McGrath North Mullin & Kratz, PC LLO

First National Tower

1601 Dodge Street, Suite 3700

Omaha, Nebraska 68102

Attention:  Roger W. Wells, Esq.

Facsimile: (402) 952-1853

Email:  rwells@mcgrathnorth.com

To the Company:

iSatori, Inc.

15000 W. 6th Avenue, Suite 202

Golden, Colorado 80401

Attention: Stephen Adelé

Facsimile: (303) 215-1386

Email: sadale@isatori.com

With a copy to:

Newburn Law P.C.

1550 Larimer Street, Suite 128

Denver, Colorado 80202

Attention: Mr. Ryan Newburn, Esq.

Email: ryan.newburn@newburnlaw.com

SECTION 9.8

Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 9.9

Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

SECTION 9.10

Entire Agreement.  This Agreement (including the exhibits and schedules hereto), the Voting Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof.

SECTION 9.11

Amendments; Waivers.  This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns.  Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but only to the extent such provision is for the benefit of the waiving party, and no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision.  The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

SECTION 9.12

Headings.  Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.  The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.13

No Third Party Beneficiaries.  Except, solely after the Effective Time, for Sections 3.1, 6.7 and 6.11, each of Parent, Merger Sub and the Company agrees that (i) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and (ii) this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

SECTION 9.14

Construction.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK – SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

FITLIFE BRANDS, INC.

By:	/s/ John Wilson
Name: John Wilson
Title: Chief Executive Officer, President

ISFL MERGER SUB, INC.

By:	/s/ John Wilson
Name: John Wilson
Title: Chief Executive Officer, President

ISATORI, INC.

By:	/s/ Stephen Adelé
Name: Stephen Adelé
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]